                                                                     EXHIBIT 2.1


                                                                  EXECUTION COPY

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                            LIMITED LIABILITY COMPANY
                          MEMBERSHIP PURCHASE AGREEMENT

                                      among

                         ACS ENTERPRISE SOLUTIONS, INC.,
                                  as Purchaser,

                       AFFILIATED COMPUTER SERVICES, INC.,
                                  as Guarantor,

                                 CONSULTEC, LLC

                                       and

                     GENERAL AMERICAN LIFE INSURANCE COMPANY
                          as Sole Member and Seller of
                                 Consultec, LLC






                         Dated as of September 30, 1999




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


                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----


Article I.           SALE AND TRANSFER OF SELLER'S INTEREST; PURCHASE PRICE; CLOSING AND POST-CLOSING MATTERS.....1

       Section 1.01.  Sale and Transfer of Seller's Interest......................................................1
       Section 1.02.  Purchase Price; Method of Payment...........................................................1
       Section 1.03.  Closing.....................................................................................2
       Section 1.04.  Assignment of Fiscal Agent Contracts; Post-Closing Purchase Price Adjustment................2
       Section 1.05.  Treatment of Transaction....................................................................5
       Section 1.06.  Satisfaction of Inter-Company Obligations...................................................5
       Section 1.07.  Collection of Accounts Receivable...........................................................5
       Section 1.08.  Promissory Note.............................................................................6
       Section 1.09.  Disclosure Schedule; Standard...............................................................7

Article II.          REPRESENTATIONS AND WARRANTIES AS TO THE COMPANY.............................................8

       Section 2.01.  Organization, Qualifications and Power; Subsidiaries........................................8
       Section 2.02.  Capitalization of the Company...............................................................9
       Section 2.03.  Financial Statements........................................................................9
       Section 2.04.  Absence of Undisclosed Liabilities.........................................................10
       Section 2.05.  Absence of Certain Changes or Events.......................................................10
       Section 2.06.  Consents and Approvals.....................................................................12
       Section 2.07.  Title to Properties; Absence of Liens and Encumbrances.....................................12
       Section 2.08.  Properties, Contracts, and Other Data......................................................12
       Section 2.09.  Limit on Employee Obligations..............................................................13
       Section 2.10.  Intangible Rights..........................................................................13
       Section 2.11.  Software...................................................................................14
       Section 2.12.  Litigation, Etc............................................................................14
       Section 2.13.  Taxes......................................................................................15
       Section 2.14.  Governmental Authorizations and Regulations................................................16
       Section 2.15.  Labor Matters, Employees...................................................................17
       Section 2.16.  Insurance..................................................................................17
       Section 2.17.  Use of Real Property.......................................................................18
       Section 2.18.  Condition of Assets........................................................................18
       Section 2.19.  Employee Benefit Plans.....................................................................18
       Section 2.20.  Related Party Transactions.................................................................19
       Section 2.21.  Environmental Matters......................................................................19
       Section 2.22.  System Capacity............................................................................20
       Section 2.23.  Securities Laws Matters....................................................................20
       Section 2.24.  Year 2000 Compliance.......................................................................20
       Section 2.25.  Authorization of Agreements, Etc...........................................................21
       Section 2.26.  Validity...................................................................................21
       Section 2.27.  Largest Customers..........................................................................21


                                      (i)

       Section 2.28.  Accounts Receivable........................................................................21
       Section 2.29.  Illegal or Unauthorized Payments, Political Contributions; Antitrust.......................21

Article III.         REPRESENTATIONS AND WARRANTIES AS TO THE SELLER.............................................22

       Section 3.01.  Organization, Qualifications, and Power....................................................22
       Section 3.02.  Authorization of Agreements, Etc...........................................................22
       Section 3.03.  Validity...................................................................................22
       Section 3.04.  Title to Seller's Interest.................................................................22
       Section 3.05.  Brokers' or Finders' Fees..................................................................23

Article IV.          REPRESENTATIONS AND WARRANTIES AS TO THE PURCHASER AND THE GUARANTOR........................23

       Section 4.01.  Organization, Power, Etc...................................................................23
       Section 4.02.  Authorization of Agreements, Etc...........................................................23
       Section 4.03.  Validity...................................................................................23
       Section 4.04.  Governmental Approvals.....................................................................24
       Section 4.05.  Litigation Relating to Transaction.........................................................24
       Section 4.06.  Brokers' or Finders' Fees..................................................................24
       Section 4.07.  Investment Intention.......................................................................24
       Section 4.08.  No Material Adverse Change.................................................................24
       Section 4.09.  Revenue Recognition Policies...............................................................24

Article V.           COVENANTS...................................................................................25

       Section 5.01.  Certain Covenants of the Seller and the Guarantor..........................................25
       Section 5.02.  Books and Records..........................................................................25
       Section 5.03.  Allocation of Purchase Price for Tax Purposes..............................................26
       Section 5.04.  Certain Tax Matters........................................................................27
       Section 5.05.  Consents and Approvals.....................................................................28
       Section 5.06.  Retention of Employees; Employee Benefits; Employee Bonuses................................28
       Section 5.07.  Access to Tax and Other Records............................................................29
       Section 5.08.  Further Assurances.........................................................................30
       Section 5.09.  Publicity..................................................................................30
       Section 5.10.  Compliance with HSR Act....................................................................30
       Section 5.11.  Guaranty of Obligations....................................................................30
       Section 5.12.  Treatment of Certain Insurance Claims......................................................31
       Section 5.13.  [intentionally omitted]....................................................................31
       Section 5.14.  Treatment of Deferred Compensation Plans...................................................31
       Section 5.15.  Treatment of Employment Agreement..........................................................32
       Section 5.16.  Non-Competition............................................................................32
       Section 5.17.  Release of Fiscal Agent Guaranties.........................................................34
       Section 5.18.  Customer Visits............................................................................34
       Section 5.19.  Post-Closing Services......................................................................34
       Section 5.20.  Employee Benefits Plans....................................................................34



                                     (ii)

Article VI.          CONDITIONS PRECEDENT........................................................................35

       Section 6.01.  Conditions Precedent to the Obligations of the Purchaser...................................35
       Section 6.02.  Conditions Precedent to the Obligations of the Seller......................................37

Article VII.         INDEMNIFICATION.............................................................................39

       Section 7.01.  Survival of Representations, Warranties and Indemnification................................39
       Section 7.02.  General Seller Indemnification Obligations.................................................39
       Section 7.03.  Y2K Seller Indemnification Obligations.....................................................41
       Section 7.04.  General Purchaser Indemnification Obligations..............................................42
       Section 7.05.  Indemnification Procedures.................................................................42
       Section 7.06.  Remedies Limited...........................................................................45

Article VIII.        TERMINATION AND ABANDONMENT.................................................................45

       Section 8.01.  Termination................................................................................45
       Section 8.02.  Procedure and Effect of Termination........................................................46
       Section 8.03.  Pre-Closing Breach.........................................................................46

Article IX.          MISCELLANEOUS...............................................................................47

       Section 9.01.  Expenses, Etc..............................................................................47
       Section 9.02.  Execution in Counterparts..................................................................47
       Section 9.03.  Notices....................................................................................47
       Section 9.04.  Waivers....................................................................................48
       Section 9.05.  Amendments, Supplements, Etc...............................................................48
       Section 9.06.  Entire Agreement...........................................................................49
       Section 9.07.  Applicable Law.............................................................................49
       Section 9.08.  Binding Effect; Benefits...................................................................49
       Section 9.09.  Assignability..............................................................................49



                                     (iii)

                         INDEX TO EXHIBITS AND SCHEDULES


         Schedule                           Description
         --------                           -----------

         1.04(d)                    Estimated Lost Revenue
         2.01                       Organization, Qualifications and Power; Subsidiaries
         2.03(a)                    Financial Statements
         2.03(b)                    Interim Financial Statements
         2.04                       Undisclosed Liabilities
         2.05                       Absence of Certain Changes or Events
         2.06                       Consents and Approvals
         2.08                       Contracts
         2.11                       Software
         2.12                       Litigation, Etc.
         2.13                       Taxes
         2.14                       Governmental Authorizations and Regulations
         2.15                       Labor Matters, Employees
         2.16                       Insurance
         2.17                       Use of Real Property
         2.18                       Condition of Assets
         2.19                       Employee Benefit Plans
         2.24                       "Year 2000" Compliance
         2.27                       Largest Customers
         2.28                       Accounts Receivable
         2.29                       Illegal or Unauthorized Payments, Political Contributions; Antitrust
         5.03                       Allocation of Purchase Price

         Exhibit                            Description
         -------                            -----------

         1.08                       Form of Promissory Note
         6.01(g)                    Form of Opinion of Counsel to the Seller
         6.02(h)                    Form of Opinion of Counsel to the Purchaser and the Guarantor

        The referenced schedules and exhibits, the contents of which are described in the Purchase Agreement, have been omitted but will be supplementally provided to the SEC upon request.



                                     (iv)

             LIMITED LIABILITY COMPANY MEMBERSHIP PURCHASE AGREEMENT

                  THIS LIMITED LIABILITY COMPANY MEMBERSHIP PURCHASE AGREEMENT, dated as of September 30, 1999 (this "Agreement"), among ACS ENTERPRISE SOLUTIONS, INC., a Delaware corporation (the "Purchaser"), AFFILIATED COMPUTER SERVICES, INC., a Delaware corporation and the indirect parent of the Purchaser (the "Guarantor"), CONSULTEC, LLC, a Delaware limited liability company (together with its predecessor entity, Consultec, Inc., hereinafter collectively referred to as the "Company"), and GENERAL AMERICAN LIFE INSURANCE COMPANY, a Missouri corporation (the "Seller"), as sole member of the Company.

                  WHEREAS, the Seller is, as of the date hereof, and will be on the Closing Date (as defined in Section 1.03 hereof), the sole member of the Company with complete ownership interest in the Company (the "Seller's Interest"); and

                  WHEREAS, the Seller desires to sell and the Purchaser desires to purchase the Seller's Interest on the terms and subject to the conditions hereinafter set forth, including structuring the transaction as an asset sale and purchase for purposes of federal and state income tax laws; and

                  WHEREAS, the Guarantor is a party to this Agreement to, among other things, guarantee the obligations of the Purchaser hereunder.

                  NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows.

                                   ARTICLE I.

         SALE AND TRANSFER OF SELLER'S INTEREST; PURCHASE PRICE; CLOSING
                            AND POST-CLOSING MATTERS

                  SECTION 1.01. SALE AND TRANSFER OF SELLER'S INTEREST. Subject to the terms and conditions set forth herein, on the Closing Date the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, all of the Seller's Interest in the Company. On the Closing Date, the Seller shall deliver to the Purchaser a certificate or certificates in definitive form, registered in the name of the Seller (being the sole member of the Company), evidencing the Seller's Interest being sold by the Seller hereunder, duly endorsed for transfer or accompanied by transfer powers duly endorsed in blank, with all requisite transfer taxes paid and, if applicable, stamps affixed.

                  SECTION 1.02. PURCHASE PRICE; METHOD OF PAYMENT.

                  (a) The aggregate consideration to be paid by the Purchaser to the Seller for the Seller's Interest (the "Purchase Price") shall be (i) $97,000,000, less (ii) the amount, if any, by which the Short-Term Debt (as defined below in this Section 1.02(a)) as of the Closing Date is less than $8,000,000. The term "Short-Term Debt," as used herein, shall mean the short-term debt obligations of the Company to the Seller as evidenced by the certain promissory note dated November 15, 1998. As of the Closing Date, the Short-Term Debt will be $8,000,000. The Purchase Price shall be subject to adjustment after the Closing Date as provided in Section 1.04 hereof.

         (b) The Purchase Price shall be paid by the Purchaser to the Seller on the Closing Date in immediately available funds to the account designated by the Seller no later than the business day immediately prior to the Closing Date.

                  SECTION 1.03. CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hughes & Luce, L.L.P., Dallas, Texas, within two (2) business days after the satisfaction or waiver of all conditions to Closing set forth herein, or at such other place or at such other date and time as the Seller and the Purchaser may mutually agree (the date of the Closing is herein called the "Closing Date"); provided, however, that the Seller and the Purchaser shall use their respective best efforts to cause the Closing Date to occur on or before September 30, 1999 but no later than December 31, 1999. In addition to the deliveries referred to in Section 1.02 hereof, on the Closing Date the Purchaser and the Seller shall deliver the certificates, documents and other items described in Sections 6.01 and 6.02 hereof.

                  SECTION 1.04. ASSIGNMENT OF FISCAL AGENT CONTRACTS; POST-CLOSING PURCHASE PRICE ADJUSTMENT.

                  (a) The Purchaser and the Guarantor may, in accordance with
Section 5.18 hereof, between the date hereof and the Closing Date, jointly with the Seller or the Company, contact or otherwise initiate discussions with any of the counter-parties to those certain Medicaid fiscal agent contracts with the States of Colorado, Florida, Iowa, Montana, New Mexico, Washington, West Virginia and Wyoming to which the Company is a party (the "Fiscal Agent Contracts") regarding any required assignment of such Fiscal Agent Contracts pursuant to the terms thereof or the consent of such counter-parties to the change of control of the Company to be effected upon the consummation of the transactions contemplated hereby (collectively, the "Fiscal Agent Consents"). The obligations of the parties hereto to consummate the transactions contemplated hereby shall not be conditioned upon the receipt of any required Fiscal Agent Consents prior to the Closing Date. The sole remedy of the Purchaser and the Guarantor in the event that a required Fiscal Agent Consent shall not have been obtained after the Closing Date shall be the Purchase Price adjustment set forth in this Section 1.04.

                  (b) The Purchaser shall, no later than 30 days after the Closing Date, commence discussions with the applicable counter-party to each Fiscal Agent Contract in each of the Required States (as defined below in this Section 1.04(b)) in order to obtain the Fiscal Agent Consents from the counter-party to the Fiscal Agent Contract in each such Required State. Prior to the Closing Date, such discussions may be conducted only if jointly with the Seller or the Company and in accordance with Section 5.18 hereof, unless the Seller shall otherwise agree. The term "Required States," as used herein, shall mean and include only the States of Colorado,

Iowa, West Virginia and Wyoming, and any other State with respect to which the Purchaser shall have delivered to the Seller, on or prior to the Closing Date, an opinion of counsel reasonably satisfactory to the Seller to the effect that the Fiscal Agent Contract with such State expressly requires the affirmative consent of the counter-party thereto in order remain in full force and effect as a result of, or following the consummation of, the transactions contemplated by this Agreement.

                  (c) The Purchase Price shall be adjusted as provided in this
Section 1.04 in the event that, with respect to any Required State, (i) the counter-party to the Fiscal Agent Contract in such Required State shall have refused or failed to execute a Fiscal Agent Consent within 60 days after the Closing Date, and (ii) the Company (or its successors or assigns) shall have been terminated or otherwise dismissed as Medicaid fiscal agent under the Fiscal Agent Contract with such Required State and shall not otherwise be providing Medicaid fiscal agent services for such Required State on the date which is twelve months following the Closing Date (or, in the case of Colorado, on the date which is eighteen months following the Closing Date); provided, however, that the condition in this clause (ii) shall not be deemed to have been satisfied if the Purchaser or the Company (or their respective successors or assigns) shall have terminated or otherwise breached the Fiscal Agent Contract with such Required State after the Closing Date (other than a breach resulting solely from the failure to obtain the Fiscal Agent Consent with respect to such Required State). Any Fiscal Agent Contract with a Required State with respect to which each of the conditions set forth in clauses (i) and (ii) in the immediately preceding sentence shall have been satisfied is referred to herein as a "Terminated Fiscal Agent Contract."

                  (d) The amount of the Purchase Price adjustment referred to in
Section 1.04(c) hereof shall be equal to the product of "A" multiplied by "B," where "A" shall equal $89,000,000, and "B" shall equal a fraction, the numerator of which shall be equal to an amount equal to the Estimated Lost Revenue (as defined below in this Section 1.04(d)) attributable to the Terminated Fiscal Agent Contract, and the denominator of which shall be equal to an amount equal to the total revenue of the Company for the twelve full months immediately preceding the Closing Date determined in accordance with the past practices of the Company consistently applied; provided, however, that in no event shall the aggregate Purchase Price adjustment pursuant to this Section 1.04 be greater than $10,000,000. The term "Estimated Lost Revenue," as used herein, shall mean, with respect to each Required State, the revenue set forth on Schedule 1.04(d) hereof with respect to such Required State.

                  (e) The Purchaser shall notify the Seller in writing (within five days after the date which is the first anniversary of the Closing Date for all Required States other than Colorado, and within five days after the date which is the date eighteen months after the Closing Date for Colorado) whether there are any Terminated Fiscal Agent Contracts and the Required State(s) involved (each, a "Termination Notice"). If the Seller disputes the existence of the Terminated Fiscal Agent Contract, then the Seller and the Purchaser shall resolve the dispute as provided in Sections 1.04(g), (h) and (i) hereof.

                  (f) Within 10 days after its receipt of the Termination Notice, and provided that the Seller shall not then dispute the existence of the Terminated Fiscal Agent Contract, the Seller shall notify the Purchaser in writing of the amount of the Purchase Price adjustment determined in accordance with Section 1.04(d) hereof (the "Purchase Price Reduction Notice"). If the Purchaser does not dispute the amount of the Purchase Price reduction referred to in the Purchase Price Reduction Notice within 10 days after its receipt of the Purchase Price Reduction Notice, then an amount equal to the amount of the Purchase Price reduction referred to in the Purchase Price Reduction Notice shall be paid by the Seller to the Purchaser in immediately available funds no later than the second (2nd) day after the end of such 10 day period to the account designated by the Purchaser in full satisfaction of the obligations of the Seller hereunder with respect to such Terminated Fiscal Agent Contract. If the Purchaser disputes the amount of the Purchase Price reduction referred to in the Purchase Price Reduction Notice within the 10 day period referred to in the immediately preceding sentence, then the Seller and the Purchaser shall resolve the dispute as provided in Sections 1.04(g), (h) and (i) hereof.

                  (g) The Seller and the Purchaser shall attempt in good faith to resolve any disputed matters referred to in Sections 1.02(e) and/or (f) hereof by negotiation between executives who have the authority to settle and resolve the disputed matters and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement. Any party hereto may give the other party hereto written notice of any dispute not resolved in the normal course of business. Within 15 days after delivery of the written notice, the receiving party shall submit to the other party a written response. The notice and response shall include (i) a statement of each party's position and a summary of the arguments supporting that position, and (ii) the name and title of the executive who shall represent that party and of any other person who shall accompany the executive. Within 15 days after the delivery of the disputing party's notice, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the disputed matters. All reasonable requests for information made by one party to the other shall be honored. All negotiations pursuant to this Section 1.04(g) shall be confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

                  (h) If the disputed matter shall not have been resolved as provided in Section 1.04(g) hereof, then the Seller and Purchaser shall attempt in good faith to resolve any disputed matters referred to in Sections 1.02(e) and/or (f) hereof by negotiation between the Seller's and the Purchaser's respective chief financial officer within 7 days after the expiration of the second 15 day period referenced in Section 1.02(g) hereof. All reasonable requests for information made by one party's chief financial officer to the other party's chief financial officer shall be honored. All negotiations pursuant to this Section 1.02(h) shall be confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

                  (i) If the disputed matters shall not have been resolved as provided in Section 1.04(h) hereof, then the Seller and the Purchaser shall thereafter endeavor to settle such dispute by mediation under the then current Center for Public Resources ("CPR") Model Procedure for Mediation of Business Disputes. The neutral third party required by this procedure shall be a lawyer selected by CPR Panels of Neutrals. If the parties encounter difficulty in agreeing on a neutral third party, they shall seek the assistance of CPR in the selection process. If such disagreement has not been resolved by negotiation or mediation within 30 days of the initiation of such procedure, the parties shall finally settle such dispute by binding arbitration conducted expeditiously in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes by a sole arbitrator; provided, however, that if one party has requested the other to participate in negotiation or mediation and the other has failed to participate, the requesting party may initiate arbitration before expiration of the above period. The sole arbitrator shall be a lawyer selected from the CPR Panels of Neutrals. If the parties encounter difficulty in agreeing on an arbitrator they shall seek the assistance of CPR in the selection process. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1-16, and judgment upon the award rendered by the arbitrator may be entered into any court having jurisdiction thereof. The parties shall conduct any mediation or arbitration proceedings pursuant to this
Section 1.02(h) in St. Louis, Missouri (if brought by the Purchaser) or in Dallas, Texas (if brought by the Seller), and the arbitrator shall apply the substantive law of Delaware as applicable to the dispute.

                  (j) Notwithstanding the foregoing, if the Purchaser or the Seller, as the case may be, shall have been found by the arbitrator pursuant to this Section 1.04 to be liable to the other party for an amount in excess of $1,000,000 (an "Excess Award"), then the party that shall have been found by the arbitrator to be liable for such Excess Award shall have the right to appeal such Excess Award in accordance with the law of the State of Delaware applicable to appeals of judgments by a court of law.

                  SECTION 1.05. TREATMENT OF TRANSACTION. The parties intend that, for purposes of state contract law, the transaction contemplated hereby shall be treated as a sale of the Seller's Interest and, for federal and state income tax purposes, the transaction contemplated hereby shall be treated as a sale of certain assets of the Company and the assumption of certain liabilities of the Company as described in Revenue Ruling 99-5.

                  SECTION 1.06. SATISFACTION OF INTER-COMPANY OBLIGATIONS. The Seller shall use a portion of the Purchase Price (i) to satisfy the Short-Term Debt obligations of the Company to the Seller as of the Closing Date, and (ii) to satisfy the Long-Term Debt (as defined below in this Section 1.06) of the Company to the Seller as of the Closing Date. The Seller and the Company shall not permit the amount of the Short-Term Debt of the Company to exceed $8,000,000 between the date hereof and the Closing Date. The term "Long-Term Debt," as used herein, shall mean the long-term debt obligations of the Company to the Seller as evidenced by that certain promissory note dated November 1, 1998. As of the Closing Date, the Long-Term Debt will be $13,990,000. The Company shall, on or prior to the Closing Date, pay to the Seller an amount of cash equal to the accrued and unpaid interest due with respect to the Short-Term Debt and the Long-Term Debt as of the Closing Date.

                  SECTION 1.07. COLLECTION OF ACCOUNTS RECEIVABLE. The Seller shall guaranty the collection of all of the customer accounts receivable identified on the balance sheet of the

Company as of the Closing Date (the "Closing Receivables") as provided in this
Section 1.07. The Seller shall deliver a list of the Closing Receivables to the Purchaser within ten days after the Closing Date. (The amount of the accounts receivable of the Company as of August 31, 1999 was $17,548,150.77.). The Purchaser and the Company shall use commercially reasonable and diligent efforts from and after the Closing Date to collect the Closing Receivables consistent with the pre-Closing collection practices of the Company. The Purchaser shall advise the Seller in writing as to the status of its collection efforts with respect to the Closing Receivables on the 30th, 60th and 90th days after the Closing Date and shall confer and consult with the Seller on such dates regarding appropriate collection efforts. No later than the 130th day after the Closing Date, the Purchaser shall disclose in writing to the Seller which, if any, of the Closing Receivables remain uncollected as of the date which is 120 days after the Closing Date together with available supporting detail with respect to such Closing Receivables (each such uncollected Closing Receivable is referred to herein as a "Delinquent Receivable"); provided, however, that the amount of any concessions or set-offs granted by the Purchaser or the Company to an account debtor under any Closing Receivable shall not be deemed a Delinquent Account for purposes of the obligations of the Seller under this Section 1.07. Within 5 days after its receipt of such notice from the Purchaser, the Seller shall pay to the Purchaser, in immediately available funds to the account designated by the Purchaser, an amount equal to the aggregate uncollected balance of such Delinquent Receivables. The Purchaser shall, contemporaneous with its receipt of the payment from the Seller referred to in the immediately preceding sentence, transfer and assign to the Seller all of its right, title and interest in, under and to the Delinquent Receivables, free and clear of any Liens (as defined in Section 2.02(a) hereof). Thereafter, (i) the Seller shall have the right to pursue all reasonable collection efforts which the Seller shall deem appropriate (consistent with the pre-Closing collection practices of the Company but in no event unduly or unreasonably harassing the obligor on such Delinquent Receivable) with respect to the Delinquent Receivables; and (ii) if the Purchaser receives any amounts payable on the Delinquent Receivables (other than from the Seller in accordance with this Section 1.07), the Purchaser shall promptly deliver such amounts to the Seller. The rights of the Purchaser under this Section 1.07 shall be the sole and exclusive remedy of the Purchaser and the Guarantor with respect to Closing Receivables and the representation and warranty of the Seller related to accounts receivable (Section 2.28 hereof) shall not survive the Closing.

                  SECTION 1.08. PROMISSORY NOTE. On the Closing Date, the Purchaser and the Guarantor shall deliver to the Seller a Promissory Note in the original principal amount of $3,976,683 (the "Unadjusted Principal Amount"), in substantially the form of Exhibit 1.08 attached hereto (the "Note") representing cash due from the Purchaser to the Seller as of the Closing Date. The Unadjusted Principal Amount shall be retroactively adjusted after the Closing Date in an amount which corresponds with the Seller's updates to the amounts set forth in the August 31 Pro Forma Balance Sheet (as defined in Section 5.03(c) hereof) under the columns "incentive deferred compensation plan and assets not assumed" and "federal and state tax liabilities and assets not transferred", all in accordance with Section 5.03(c) hereof (the "Adjusted Principal Amount"). Interest shall accrue on the Adjusted Principal Amount at the rate specified in the Note from and after the Closing Date until the Adjusted Principal Amount is paid in full. Not later than 5 days after the Closing Balance Sheet (as defined in Section 5.03(c) hereof) is finalized pursuant to Section 5.03(c) hereof, the Purchaser and the Guarantor shall execute and deliver to the Seller an additional promissory note in the same form and with identical terms as the Note, except that the principal amount of such additional note shall be equal to the difference between the Adjusted Principal Amount and the Unadjusted Principal Amount.

                  SECTION 1.09.  DISCLOSURE SCHEDULE; STANDARD.

                  (a) The Schedules attached hereto set forth, among other things, items the disclosure of which the Seller and the Company deem necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article II hereof; provided, that (i) no such item shall be required to be set forth in a Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 1.09(b) hereof, and (ii) the mere inclusion of an item in a Schedule as an exception to a representation or warranty shall not be deemed an admission by the Seller that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect (as defined in Section 1.09(b) hereof). The Schedules attached hereto set forth, among other things, items the disclosure of which the Purchaser and the Guarantor deem necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article IV hereof; provided, that (i) no such item shall be required to be set forth in a Schedule as an exception to a representation or warranty being deemed untrue or incorrect under the standard established by Section 1.09(b) hereof, and (ii) the mere inclusion of an item in a Schedule as an exception to a representation or warranty shall not be deemed an admission by the Purchaser and the Guarantor that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect. Items may be disclosed on a Schedule regardless of whether the representation and warranty to which such Schedule relates refers to the existence of such Schedule.

                  (b) No representation or warranty as to the Company or the Seller contained in Article II or Article III hereof, or the Purchaser and the Guarantor contained in Article IV hereof, shall be deemed untrue or incorrect, and neither the Company and the Seller, on the one hand, nor the Purchaser and the Guarantor, on the other hand, as the case may be, shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Article II or
Article III hereof, in the case of the Company and the Seller, or Article IV hereof, in the case of the Purchaser and the Guarantor, has had or is reasonably likely to have a Material Adverse Effect on the Company, in the case of the representations and warranties made in Article II and Article III hereof, or on the Purchaser and the Guarantor, in the case of the representations and warranties made in Article IV hereof. The term "Material Adverse Effect," as used herein, shall mean, with respect to the Company and the Seller, on the one hand, and the

Purchaser and the Guarantor, on the other hand, any effect that (i) is, or is reasonably expected to be, material and adverse to the financial position, results of operations, prospects or business of the Company and its subsidiaries taken as a whole, on the one hand, or the Purchaser and the Guarantor and their subsidiaries taken as a whole, on the other hand, or (ii) would materially impair the ability of either the Seller and/or the Company, on the one hand, or the Purchaser and/or the Guarantor, on the other hand, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the transactions contemplated hereby; provided, however, that Material Adverse Effect shall not be deemed to include the impact of changes in generally accepted accounting principles ("GAAP") or regulatory accounting requirements applicable to companies such as the Company.

                  (c) The Seller shall be permitted to update and supplement the Schedules so as to disclose exceptions to one or more representations or warranties contained in Article II or Article III hereof which shall have arisen between the date hereof and the Closing Date; provided, however, that anything herein to the contrary notwithstanding, the exceptions and other information set forth on any such updated or supplemented Schedule shall not be taken into consideration in determining, for purposes of this Agreement, whether any of the conditions set forth in Section 6.01(a) hereof shall have been satisfied. The Purchaser and the Guarantor shall be permitted to update and supplement the Schedules so as to disclose exceptions to one or more representations or warranties contained in Article IV hereof which shall have arisen between the date hereof and the Closing Date; provided, however, that anything herein to the contrary notwithstanding, the exceptions and other information set forth on any such updated or supplemented Schedule shall not be taken into consideration in determining, for purposes of this Agreement, whether any of the conditions set forth in Section 6.02(a) hereof shall have been satisfied.


                                   ARTICLE II.

                REPRESENTATIONS AND WARRANTIES AS TO THE COMPANY

         The Seller and the Company jointly and severally represent and warrant to the Purchaser as follows:

                  SECTION 2.01. ORGANIZATION, QUALIFICATIONS AND POWER; SUBSIDIARIES.

                  (a) The Company is a limited liability company duly organized and validly existing under the laws of the State of Delaware, and, except as set forth in Schedule 2.01 hereto, is duly licensed or qualified as a foreign limited liability company in each other jurisdiction in which it owns or leases any real property, except in those jurisdictions in which the nature of business transacted by it makes such licensing or qualification unnecessary. The Company has the power and authority, and the legal right, to own and operate its properties and to carry on its business as currently conducted.

                  (b) The Company does not own of record or beneficially, or have any right or obligation to acquire, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into or exchangeable for capital stock of any other corporation or (ii) any participating interests in any partnership, joint venture or other non-corporate business enterprise.

                  SECTION 2.02.  CAPITALIZATION OF THE COMPANY.

                  (a) As of the date hereof, the Seller is the sole member of the Company and owns, and as of the Closing Date shall own, all of the Seller's Interest in the Company. The Seller's Interest constitutes 100% of the total issued and outstanding membership interests in the Company and is free and clear of any lien, pledge, security interest or other encumbrance or claim of any person or entity (each a "Lien"). Upon consummation of the transactions contemplated in this Agreement and transfer of the Seller's Interest to the Purchaser, the Purchaser shall acquire the entire legal and beneficial interest in the Seller's Interest, free and clear of any Liens.

                  (b) (i) No subscription, warrant, option, convertible security or other right (contingent or other) to purchase or acquire any membership interest in the Company are authorized or outstanding, (ii) there is not any commitment of the Company, or with respect to the Company, commitment of the Seller, to issue any membership interests, warrants, options, or other such rights or to distribute to members of any class any evidences of indebtedness or assets, and (iii) the Company has no obligation (contingent or other) to purchase, redeem, or otherwise acquire any membership interest in the Company or to pay any dividend or make any other distribution in respect thereof. At the Closing, no options nor any right to receive payment of any sort in respect of any options, will be outstanding.

                  (c) Effective upon the consummation of the transactions contemplated hereby, the Seller, by its execution and delivery of this Agreement, acknowledges satisfaction in full of all distributions payable in respect of the Seller's Interest through the Closing Date, and forever waives any claim, right, title, or interest in or to any such distributions not actually paid as of the Closing Date.

                  SECTION 2.03. FINANCIAL STATEMENTS.

                  (a) Attached hereto as Schedule 2.03(a) is the balance sheet of the Company as of December 31, 1998, and the related statements of operations, cash flows and shareholders' equity for the twelve months then ended, including the notes thereto (the "Financial Statements"). The Financial Statements (i) are complete and correct in all material respects, (ii) were prepared from the books and records of the Company in conformity with GAAP applied on a consistent basis, and (iii) fairly present the financial position and shareholders' or members' equity, as applicable, of the Company as of the date specified therein, and the income and cash flows for the period then ended. The Financial Statements do not include any items of a special or non-recurring nature, except as expressly stated therein.

                  (b) Attached hereto as Schedule 2.03(b) is the balance sheet of the Company as of August 31, 1999, and the related statements of operations and shareholders' or members' equity, as applicable, for the time period beginning on January 1, 1999 and ending on such date (the "Interim Financial Statements"). The Interim Financial Statements (i) are complete and correct in all material respects, and (ii) were prepared from the books and records of the Company in conformity with GAAP applied on a consistent basis and fairly present the financial position and shareholders' or members' equity, as applicable, of the Company as of the date specified therein, and the income and cash flows for the period then ended (except as expressly set forth therein and except for the fact that they do not include normal footnote disclosures and subject to normal year-end adjustments). The Interim Financial Statements do not include any items of a special or non-recurring nature, except as expressly stated therein.

                  SECTION 2.04. ABSENCE OF UNDISCLOSED LIABILITIES. Except (a) as and to the extent reflected in the Financial Statements and the Interim Financial Statements, (b) as set forth in Schedule 2.04 hereto, or (c) for immaterial trade payables and similar operating liabilities incurred since January 1, 1999 in the ordinary course of business and consistent with past practice, the Company has no liabilities or obligations of any kind or nature, whether known or unknown, secured, unsecured, absolute, accrued, contingent, or otherwise, and whether due or to become due (including without limitation any tax liabilities due or to become due, or whether incurred in respect of or measured by the assets, sales, income, or receipts of the Company for any period), which liabilities or obligations would be required to be reflected as of the date hereof on a balance sheet of the Company prepared in accordance with GAAP.

                  SECTION 2.05. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since January 1, 1999, except as otherwise set forth in Schedule 2.05 hereto or as expressly contemplated by this Agreement, the Company has not:

                  (a) changed or amended its Certificate of Formation or its Operating Agreement, dated March 25, 1999 (collectively, the "Company Organization Documents");

                  (b) incurred any obligation or liability (fixed or contingent), except normal trade or business obligations incurred in the ordinary course of business and consistent with past practice, none of which individually or in the aggregate is materially adverse;

                  (c) discharged or satisfied any Lien, security interest, charge, or other encumbrance or paid any obligation or liability (fixed or contingent), other than in the ordinary course of business and consistent with past practice or as otherwise expressly permitted hereunder;

                  (d) mortgaged, pledged, or subjected to any Lien, security interest, charge, or other encumbrance any of its assets or properties (other than Permitted Liens as defined in Section 2.07 hereof);

                  (e) transferred, leased, or otherwise disposed of any of its assets or properties, except for fair consideration in the ordinary course of business and consistent with past practice, or acquired any assets or properties, except in the ordinary course of business and consistent with past practice;

                  (f) declared, set aside, or paid any distribution (whether in cash, membership interests or property or any combination thereof) in respect of its membership interests, or redeemed or otherwise acquired any of its membership interests, or split, combined or otherwise similarly changed its membership interests, or authorized the creation or issuance of, or issued or sold any securities or obligations convertible into or exchangeable therefor, or given any person any right to acquire any membership interest from the Company, or agreed to take any such action;

                  (g) made any investment of a capital nature, whether by purchase of stock or securities, contributions to capital, property transfers, or otherwise, in any other partnership, corporation, or other entity, or purchased any material property or assets, where the investment exceeds $250,000 or otherwise is out of the ordinary course of business of the Company;

                  (h) canceled or compromised any debt or claim, other than in the ordinary course of business consistent with past practice;

                  (i) waived or released any rights of value, including without limitation, any Intangible Rights (as defined in Section 2.08(b) hereof);

                  (j) transferred or granted any rights under or with respect to any Intangible Rights, or permitted any license, permit, or other form of authorization relating to an Intangible Right to lapse;

                  (k) made or granted any wage or salary increase applicable to any group or classification of employees generally, entered into any employment contract with, or made any loan to, or entered into any material transaction of any other nature with, any manager, officer, or employee of the Company;

                  (l) suffered any theft, condemnation, eminent domain proceeding, casualty loss or damage (whether or not such loss or damage shall have been covered by insurance) which affects in any material respect its ability to conduct its business;

                  (m) had a material change in the way it operates its business;

                  (n) breached or defaulted (or upon notice or with the passage of time) will have breached or defaulted on any of the terms or provisions of any material agreement to which the Company is a party or by which the Company may be bound; or

                  (o) suffered a material adverse change in the condition (financial or otherwise), results of operations, business, prospects, assets or liabilities of the Company.

                  SECTION 2.06. CONSENTS AND APPROVALS. Except as provided in
Section 1.04 hereof or on Schedule 2.06 hereto, no order, authorization, approval, or consent from, or filing with, (a) any federal or state governmental or public body or other authority having jurisdiction over either the Seller or the Company (other than the Missouri Department of Insurance and the requirements under the HSR Act (as defined in Section 5.10 hereof)), or (b) any third party (including, without limitation, pursuant to any contract to which the Company is a party), is necessary (i) for the execution, delivery, and performance by the Seller of its obligations under this Agreement or the consummation of the transactions contemplated hereby, or (ii) in order that the business of the Company can be conducted immediately following the Closing Date substantially in the same manner as heretofore conducted. Any items listed on
Schedule 2.06 shall be settled as provided in Section 5.05 hereof. All orders, authorizations, approvals or waivers necessary at the time the Company was reorganized from a corporation to a limited liability company were obtained.

                  SECTION 2.07. TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES. The Company has, and will have as of the Closing Date, good and valid title to all its assets and properties, in each case free and clear of all Liens, charges, security interests, or other encumbrances of any nature whatsoever, other than (a) Liens for taxes not yet due and Liens securing obligations reflected on the Financial Statements, the Interim Financial Statements and Schedule 2.04, (b) mechanic's, materialman's, and similar statutory Liens arising in the ordinary course of business, or (c) security interests securing indebtedness not in default for the purchase price of or lease rental payments on property purchased or leased under capital lease arrangements in the ordinary course of business (the Liens, charges, security interests, and other encumbrances described in paragraphs (a), (b) and (c) above being referred to herein as "Permitted Liens").

                  SECTION 2.08. PROPERTIES, CONTRACTS, AND OTHER DATA. True and complete copies of all documents relating to the matters set forth below have been provided or made available, as requested, to the Purchaser and its counsel:

                  (a) all leases of real or personal property to which the Company is a party, either as lessee or lessor, including a description of the parties to each such lease, the property to which each such lease relates, and the rental term and monthly (or other) rents payable under each such lease;

                  (b) (i) all patents, trademarks and trade names, trademark and trade name registrations, logos, servicemark registrations, copyright registrations, all applications pending on the date hereof for patent or for trademark, trade name, servicemark or copyright registrations, and all other material intellectual property rights (collectively "Intangible Rights") owned by the Company (specifying the nature of the rights therein), and (ii) all licenses granted by or to the Company and all other agreements to which the Company is a party that relate, in whole or in part, to any Intangible Rights mentioned in (i) above or to other proprietary rights reasonably necessary to the Company, whether owned by the Seller or the Company or otherwise;

                  (c) all collective bargaining agreements, employment and consulting agreements, independent contractor agreements, executive compensation plans, bonus plans, deferred compensation agreements, employee profit sharing/401(k) plans, group life insurance, health insurance, or other similar plans or arrangements maintained for or providing benefits to employees of, or independent contractors or other agents for the Company;

                  (d) all contracts, including without limitation, guarantees, mortgages, indentures, and loan agreements, to which the Company is a party, or to which the Company or its assets or properties is subject and which are not specifically referred to in paragraphs (a), (b), or (c) above; and

                  (e) all agreements with customers.

                  All provisions of the aforementioned contracts and agreements are valid and enforceable obligations of the Company and, to the knowledge of the Company and the Seller, of the other parties thereto, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law. Except as disclosed on Schedule 2.08, neither the Company nor the Seller has been notified of, or is aware that any basis exists for, any claim that any contract described above is not valid and enforceable in accordance with its terms for the periods stated therein, or that there is under any such contract any existing default or event of default or event which with notice or lapse of time or both would constitute such a default.

                  SECTION 2.09. LIMIT ON EMPLOYEE OBLIGATIONS. After the Closing Date neither the Company nor the Purchaser shall have any payment, severance, bonus, or other compensatory obligations of any sort whatsoever arising from or relating to the employment of any employee of the Company on or prior to the Closing Date, except for (i) the obligations of the Company listed in the Employment Agreements (as defined in Section 2.15(c) hereof as provided in Sections 5.06 and 5.15 hereof), (ii) the obligation to provide credit for past service in determining eligibility and status in the Purchaser's employee benefit plans as provided in Section 5.06(b) hereof, (iii) the obligation to pay salary for the pay period in which the Closing Date takes place, (iv) reimbursement obligations for business expenses incurred by such employees and submitted for payment in accordance with the Company's policies now in effect, and (v) for any other liabilities specifically listed on the Closing Balance Sheet or the Backup Materials (each as defined in Section 5.03 hereof).

                  SECTION 2.10. INTANGIBLE RIGHTS. Except as set forth in
Schedule 2.10 hereto, (i) the Company has complied with its contractual obligations relating to the protection of such of the Intangible Rights used by it pursuant to licenses or other contracts, (ii) the Company has the right to use its Intangible Rights to provide, sell, and produce the services provided and sold by it and to conduct its business as heretofore conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such Intangible Rights, (iii) all such Intangible Rights are valid, enforceable, and in good standing, and no claims have been asserted with respect to the use by the Company of any of the Intangible Rights or otherwise for patent, copyright, or trademark infringement, and (iv) to the knowledge of the Company and the Seller, no person is infringing on or violating the Intangible Rights or know-how used by the Company.

                  SECTION 2.11. SOFTWARE.

                  (a) Except as set forth on Schedule 2.11, the Company owns outright or holds valid licenses to all copies of the operating and applications computer software programs and databases used by the Company in the conduct of its business (other than programs and databases that are generally commercially available for a per unit license fee of less than $3,000) (collectively, the "Software"). None of the Software used by the Company, and no use by the Company thereof, infringes upon or violates any patent, copyright, trade secret, or other proprietary right of any other person and, to the knowledge of the Company and the Seller, no claim with respect to any such infringement or violation is threatened. The Company has taken all steps reasonably necessary to protect its right, title, and interest in and to the Software owned by the Company, including, without limitation, the use of written agreements containing appropriate confidentiality provisions with all third parties having access to the source code relating to the Software.

                  (b) The Company possesses or has access to the original and all copies of all documentation, including, without limitation, all source code for all Software owned by it. Upon consummation of the transactions contemplated by this Agreement, except as set forth in Schedule 2.11, the Company will continue to own all the Software owned by it, free and clear of all claims, Liens, encumbrances, obligations, and liabilities, and, with respect to all agreements for the lease or license of Software which require consents or other actions as a result of the consummation of the transactions contemplated by this Agreement in order for the Company to continue to use and operate such Software after the Closing Date, the Company will have obtained such consents or taken such other actions so required.

                  (c) Any programs, modifications, enhancements or other inventions, improvements, discoveries, methods, or works of authorship included in the Software that were created by employees of the Company were made in the regular course of such employees' employment with the Company using the Company's facilities and resources and, as such, constitute "works made for hire."

                  SECTION 2.12. LITIGATION, ETC. Schedule 2.12 hereto sets forth a complete list and an accurate description of all claims, actions, suits, proceedings, and investigations pending or, to the knowledge of the Company and the Seller, threatened, by or against the Company or any of its properties, assets, rights, or businesses. There are no actions, suits, proceedings, or claims pending before or by any court, arbitrator, regulatory authority, or government agency against or affecting the Seller or the Company that might enjoin or prevent the consummation of the transactions contemplated by this Agreement. Except as set forth in Schedule 2.12, neither the

Company nor any of its assets are subject to or bound by any currently existing judgment, order, writ, injunction or decree.

                  SECTION 2.13. TAXES.

                  (a) Except as set forth in Schedule 2.13 hereto, the Company has (i) duly and timely filed all returns, declarations, reports, estimates, information returns, and statements ("Returns") required to be filed by it in respect of any Taxes (as defined in this Section 2.13(a)), all of which Returns (including all informational Returns) were correct in all respects as filed (or as subsequently amended) and correctly reflect the facts regarding the income, business, assets, operations, activities, and status of the Company as well as any Taxes required to be paid or collected by the Company, (ii) timely paid or withheld all Taxes that are due and payable with respect to the Returns referred to in paragraph (i), (iii) established, consistent with past practice, an adequate reserve, if any, on its books and records for the payment of all Taxes with respect to any taxable period (or portion thereof) ending on or prior to the Closing Date, and (iv) complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has timely withheld from employee wages and paid over to the proper governmental authorities when due all amounts required to be so withheld and paid over. For purposes of this Agreement, the term "Taxes" shall mean (A) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid or received, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit taxes, custom duties or other taxes, governmental fees or other like assessments or charges of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed on the Company by any governmental authority responsible for the imposition of any such taxes (domestic or foreign) ("Taxing Authorities"), (B) liability for the payment of any amounts of the type described in paragraph (A) as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payments of such amounts was determined or taken into account with reference to the liability of any other person for any period prior to the Closing Date, and (C) liability with respect to the payment of any amounts described in paragraph (A) as a result of any express or implied obligation to indemnify any other person.

                  (b) Except as set forth in Schedule 2.13 hereto, no Federal, state, or local income Tax Returns of the Company are being examined or have been examined by any Taxing Authority during any year for which the applicable statute of limitations period remains open.

                  (c) Except as set forth in Schedule 2.13 hereto, the Company has never (i) requested or received a Tax ruling (other than a determination with respect to a qualified employee benefit plan) or entered into a legally binding agreement (such as a closing agreement) with any Taxing Authority, which ruling or agreement could have an effect on the Taxes of the Company on or after the Closing Date, or (ii) filed any election or caused any deemed election under
Section 338 of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar state or local provision.

                  (d) Except as set forth in Schedule 2.13 hereto, (i) no extensions of time have been granted to the Company to file any Return, which Return has not been filed in the time period permitted by any such extension,
(ii) no deficiency or adjustment for any Taxes has been proposed, asserted or assessed against the Company, which deficiency or adjustment has not been paid in full, and no Federal, state, local or foreign audits or other administrative proceedings or court proceedings are currently in progress or pending against the Company with respect to any Taxes owed by the Company, and (iii) no waiver or consent extending any statute of limitations for the assessment or collection of any Taxes owed by the Company, which waiver or consent remains in effect, has been executed by the Company or on behalf of the Company, nor are any requests for such waivers or consents pending.

                  (e) Except as set forth in Schedule 2.13 hereto, the Company has never (i) been a member of any consolidated, combined or unitary group for Federal, state, local or foreign Tax law purposes or (ii) been a party to any Tax-sharing or allocation agreement. Any Tax-sharing or allocation agreement shall be terminated as of the Closing Date and will have no further impact for any taxable year beginning after the Closing Date.

                  (f) Except for the Employment Agreements (as defined in
Section 2.15(c) hereof), the Company is not a party to any agreement, contract or arrangement that would result, by reason of the consummation of any of the transactions contemplated herein, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code. The Company is included in an affiliated group as defined under Section 1504 of the Code and the fair market value of the assets of the Company is less than 33% of the fair market value of the affiliated group.

                  (g) No sales or use taxes will be incurred upon consummation of the transactions contemplated by this Agreement.

                  (h) All persons characterized as independent contractors, and not as employees, were, to the best of the Company's knowledge, properly so characterized for all purposes under applicable laws (including without limitation, characterized as independent contractors for income and employment tax withholdings and payments).

                  SECTION 2.14. GOVERNMENTAL AUTHORIZATIONS AND REGULATIONS.

                  (a) Except as set forth in Schedule 2.14 hereto, the Company has all governmental licenses, franchises, and permits ("Governmental Permits") required under applicable law for the conduct of its business as currently conducted.

                  (b) The business of the Company is being conducted in material compliance with all applicable laws, ordinances, rules and regulations of all governmental authorities relating to its properties or applicable to its business, including without limitation the terms of all Governmental Permits and federal securities laws. Neither the Company nor the Seller has received any notice of any alleged violation of any of the foregoing.

                  (c) Neither the Company nor any of its properties, operations, or businesses is subject to any court or administrative order, judgment, injunction, or decree. To the knowledge of the Company and the Seller, no action has been taken or recommended by any governmental or regulatory official, body or authority, either to revoke, withdraw, or suspend any license used in the operations of the Company.

                  SECTION 2.15. LABOR MATTERS, EMPLOYEES.

                  (a) No collective bargaining agreement is applicable to any employees of the Company. There are not any material disputes between the Company and any of its employees. To the knowledge of the Company and the Seller, there are no organizational efforts presently being made or threatened involving any of such employees. Neither the Company nor the Seller has received notice of any claim that the Company has failed to comply with any laws relating to employment, including any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and other payroll or similar taxes, equal employment opportunity, employment discrimination, and employment safety, or that the Company is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

                  (b) There are no proceedings pending or, to the knowledge of the Company and the Seller, threatened before the National Labor Relations Board with respect to any employees of the Company. There are no discrimination charges (relating to sex, age, religion, race, national origin, ethnicity, handicap, or veteran status) against the Company pending before any federal or state agency or authority.

                  (c) The Company has entered into (i) an Employment Agreement with certain employees as set forth on Schedule 2.15 hereto (collectively, the "Employment Agreements"), and (ii) an Executive Deferred Compensation Joinder Agreement related to the Company's Executive Deferred Compensation Plan (effective January 1, 1986) with certain employees as set forth on Schedule 2.15 hereto (collectively, the "Deferred Compensation Agreements").

                  (d) True and complete copies of all payroll files have been provided or made available, as requested, to the Purchaser and its counsel relating to all current employees and independent contractors of the Company.

                  SECTION 2.16. INSURANCE. All policies of fire, liability, workers' compensation and other forms of insurance providing insurance coverage to or for the Company are listed in Schedule 2.16 hereto and, except as set forth in said Schedule 2.16, (i) the Company is a named insured under such policies, (ii) all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and (iii) no notice of cancellation or termination has been received with respect to any such policy. All such policies are in full force and effect and will remain in full force and effect to and including the Closing Date.

                  SECTION 2.17. USE OF REAL PROPERTY. The leased real properties listed in Schedule 2.17 hereto are used and operated by the Company in compliance and conformity with all applicable leases. Neither the Company nor the Seller has received notice of any violation of any applicable zoning or building regulation, ordinance, or other law, order, regulation, or requirement relating to the respective real estate operations or assets of the Company and, to the knowledge of the Company and the Seller, there are no such violations.

                  SECTION 2.18. CONDITION OF ASSETS. Except as set forth in
Schedule 2.18 hereto, all tangible personal property, fixtures, and equipment comprising the assets of the Company are in a good state of repair (ordinary wear and tear excepted) and operating condition, and are sufficient and adequate to permit the Company to conduct its business as of the Closing Date.

                  SECTION 2.19. EMPLOYEE BENEFIT PLANS.

                  (a) Schedule 2.19 attached hereto lists each employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") maintained by the Company or to which the Company contributes or is required to contribute or in which any employee of the Company participates (a "Plan"). The Company has complied and currently is in compliance in all material respects, both as to form and operation, with the provisions of ERISA and the Code applicable to each Plan.

                  (b) Except as set forth in Schedule 2.19 hereto, each of the Plans which is intended to qualify under Section 401(a) of the Code does so qualify and is exempt from taxation pursuant to Section 501(a) of the Code, and the Company has received favorable and unrevoked determination letters from the Internal Revenue Service to that effect.

                  (c) The Company has not maintained, contributed to, or been required to contribute to, and the employees of the Company do not participate in, a "multiemployer plan" (as defined in Section 3(37) of ERISA) or a "defined benefit plan" (as defined in Section 3(35) of ERISA). No amount is due or owing from the Company on account of a multiemployer plan or on account of any withdrawal therefrom.

                  (d) Except as set forth in Schedule 2.19 hereto, notwithstanding anything else set forth herein, neither the Company nor the Seller has incurred any material liability with respect to any Plan under ERISA (including, without limitation, Title I or Title IV of ERISA), the Code or other applicable law, which has not been satisfied in full or which is not reflected on the Financial Statements, the Interim Financial Statements or the Closing Balance Sheet, and no event has occurred, and there exists no condition or set of circumstances which could result in the imposition of any material liability under ERISA (including, without limitation, Title I or Title IV of ERISA), the Code or other applicable law with respect to any of the Plans.

                  (e) No Plan, other than a Plan which is an employee pension benefit plan (within the meaning of Section 3(2)(A) of ERISA), provides benefits, including without limitation, death, health, or medical benefits (whether or not insured), with respect to current or former employees of the Company beyond their retirement or other termination of service with the Company (other than (i) coverage mandated by applicable law, (ii) deferred compensation benefits accrued as liabilities on the books of the Company or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary)).

                  (f) Except as otherwise set forth in Schedule 2.19 or in
Schedule 2.15 hereto, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of the Company to severance pay, unemployment compensation, or any other payment, or
(ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

                  (g) The Company has provided or made available, as requested, to the Purchaser true and complete copies of the following, to the extent each is applicable, for each Plan: (i) the Plan; (ii) summary plan description of the Plan; (iii) the trust agreement, insurance policy, or other instrument relating to the funding of the Plan; (iv) the most recent Annual Report (Form 5500 series) and accompanying schedule filed with the Internal Revenue Service or United States Department of Labor with respect to the Plan; (v) the most recent audited financial statement for the Plan; (vi) the most recent actuarial report of the Plan; (vii) the policy of fiduciary liability insurance (and agreements related thereto) maintained in connection with the Plan; and (viii) the most recent determination letter issued by the Internal Revenue Service with respect to each of the Plans that is intended to qualify under Section 401(a) of the Code.

                  SECTION 2.20. RELATED PARTY TRANSACTIONS. Except as contemplated by this Agreement, there are no existing material arrangements or proposed material transactions between the Company or its subsidiaries and (i) any member, manager, or officer of the Company or its subsidiaries or any member of the immediate family of any of the foregoing persons (such members, managers, officers and family members being hereinafter individually referred to as a "Related Party"), (ii) any business (corporate or otherwise) which a Related Party owns, directly or indirectly, or in which a Related Party has an ownership interest, or (iii) between any Related Party and any business (corporate or otherwise) with which the Company or its subsidiaries regularly does business.

                  SECTION 2.21. ENVIRONMENTAL MATTERS.

                  (a) The Company, its business, operations, properties, and assets comply in all respects with all existing Environmental Laws (as defined in Section 2.21(c) hereof). The Company has not received notice of violations of any existing Environmental Law relating to the Company, its business, or operations or any of its assets or properties.

                  (b) The Company has not buried, dumped, spilled, released, stored or disposed of any Hazardous Material (as defined in Section 2.21(c) hereof) on or at any of the real properties owned or leased by the Company in violation of any Environmental Law. Neither the Company nor the Seller has received notice that any Hazardous Material releases have or may have occurred or that Hazardous Material conditions might exist at, on or beneath any part of any of the real properties owned or leased by the Company.

                  (c) For purposes of this Agreement, the term "Environmental Laws" shall mean any law, statute, regulation, rule, order, ordinance, consent decree, settlement agreement, or governmental requirement of any governmental authority, as in effect on the date of this Agreement, which relates to or otherwise imposes liability or standards of conduct concerning the protection or pollution of the environment, community health and safety, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, the withdrawal or use of ground water, the use, handling or disposal of polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde, the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, and exposure to toxic, hazardous or other controlled, prohibited or regulated substances. The term "Environmental Laws" shall include but not be limited to the Comprehensive Environmental Response Compensation and Liability Act, as amended, the Federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act and the Hazardous and Solid Waste Amendments, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Toxic Substance and Control Act, the Federal Safe Drinking Water Act, and any similar or analogous statute, regulation, decisional law, legally binding conditions, standards, prohibitions, requirements, or judgments or any governmental authority, as now exist. For purposes of this Agreement, the term "Hazardous Material" shall mean any material which is defined as a "hazardous waste" or "hazardous substance" under any Environmental Law.

                  SECTION 2.22. SYSTEM CAPACITY. The computer hardware, Software and communications equipment now being used by the Company are sufficient in all material respects to accommodate the electronic data interchange and transaction processing currently performed by the Company.

                  SECTION 2.23. SECURITIES LAWS MATTERS. Neither the Company nor, to the knowledge of the Company and the Seller, any person authorized by the Company or the Seller as agent, broker, dealer, or otherwise in connection with the offering or sale of the Seller's Interest, or any similar securities has taken or will take any action (including without limitation any offer or sale of any securities under circumstances which would require the integration of such securities with the membership interest being transferred by the Seller hereunder under the Securities Act, or the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder), which would subject such transfer to the registration provisions of the Securities Act.

                  SECTION 2.24. "YEAR 2000" COMPLIANCE. Except as set forth in
Schedule 2.24 hereto, the Company's equipment, computer software, hardware and other assets are "Year 2000" compliant and there are no Y2K Deficiencies (as defined in Section 7.03(a)) in connection with computer software code used by the Company or related to any services or products provided by the Company to its customers. The Seller and the Company have provided or made available to the Purchaser any and all reports, studies and audits relating to the Year 2000 or Year 2000 compliance of the Company's equipment, software, hardware and other assets.

                  SECTION 2.25. AUTHORIZATION OF AGREEMENTS, ETC. The execution and delivery by the Company of this Agreement, and the performance by the Company of its obligations hereunder, have been duly authorized by all requisite action and will not (a) violate any provision of law, any order of any court, or other agency of government, the Company Organization Documents, or any judgment, award, or decree to which the Company is a party, or by which the Company or any of the Company's properties or assets is bound or affected, or (b) result in the creation or imposition of any Lien, charge, or encumbrance of any nature whatsoever upon any of the Seller's Interest.

                  SECTION 2.26. VALIDITY. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

                  SECTION 2.27. LARGEST CUSTOMERS. The Company has made available to the Purchaser the 20 largest customers by dollar volume of the Company (the "Largest Customers"), with the amount of revenues attributable to each such customer, for each fiscal years ending December 31, 1997 and 1998. Except as previously disclosed, none of the Largest Customers has terminated or materially adversely altered its relationship with the Company since January 1, 1998 or, to the Company's knowledge, threatened to do so or otherwise notified the Company of its intention to do so, and, except as set forth in Schedule 2.27 hereto, there has been no material dispute with any of the Largest Customers since January 1, 1998.

                  SECTION 2.28. ACCOUNTS RECEIVABLE. Schedule 2.28 hereto sets forth the accounts receivable of the Company, and the payments and rights to receive payments related thereto, as of August 31, 1999. The amount of all accounts receivable, unbilled invoices and other debts due or recorded in the records and books of account of the Company as being due to the Company as of August 31, 1999 (less the amount of any provision or reserve therefor made in the respective records and books of account of the Company, which provision or reserve has been computed in accordance with past practice and is reasonably believed to be adequate) constitute valid claims against third parties not affiliated with the Company arising in bona fide transactions in the ordinary course of the business of the Company.

                  SECTION 2.29. ILLEGAL OR UNAUTHORIZED PAYMENTS, POLITICAL CONTRIBUTIONS; ANTITRUST.

                  (a) Except as set forth in Schedule 2.29 hereto, neither the Seller, the Company nor any of their respective officers, directors, employees, agent or other representatives of any other business entity or enterprise with which the Company is or has been affiliated or associated with, or has, directly or indirectly, made or authorized on behalf of the Company any payment, contribution or gift of money, property or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any person or entity or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office, except for personal political contributions not involving the direct or indirect use of funds of the Company.

                  (b) The Company has not violated any federal or state antitrust statutes, rules or regulations, including without limitation those relating to unfair competition, price fixing or collusion.

                                  ARTICLE III.

                 REPRESENTATIONS AND WARRANTIES AS TO THE SELLER

         The Seller represents and warrants to the Purchaser as follows:

                  SECTION 3.01. ORGANIZATION, QUALIFICATIONS, AND POWER. The Seller has been duly organized and is in good standing under the laws of its jurisdiction of organization. The Seller has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

                  SECTION 3.02. AUTHORIZATION OF AGREEMENTS, ETC. The execution and delivery by the Seller of this Agreement and the performance by the Seller of its obligations hereunder have been duly authorized by all requisite action and will not (a) violate any provision of law, any order of any court, or other agency of government, the Articles of Incorporation or Bylaws of the Seller, or any judgment, award, or decree to which the Seller is a party, or by which the Seller or any of the Seller's properties or assets is bound or affected or (b) result in the creation or imposition of any Lien, charge, or encumbrance of any nature whatsoever upon any of the Seller's Interest.

                  SECTION 3.03. VALIDITY. This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid, and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

                  SECTION 3.04. TITLE TO SELLER'S INTEREST. The Seller is the lawful holder of record and beneficial owner of the Seller's Interest free and clear of any and all Liens. The delivery by the Seller of certificates or instruments and agreements evidencing the Seller's Interest, duly endorsed for transfer or accompanied by transfer powers duly endorsed in blank, to the Purchaser pursuant to Section 1.01 hereof, in exchange for the Purchase Price, will transfer valid title to said Seller's Interest to the Purchaser, free and clear of any and all Liens.

                  SECTION 3.05. BROKERS' OR FINDERS' FEES. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out directly with the Purchaser or through the Seller's agent, Donaldson, Lufkin & Jenrette (whose fees and expenses shall be borne solely by the Seller), without the intervention of any person on behalf of the Company or the Seller in such manner as to give rise to any claim by any person against the Purchaser for a finder's fee, brokerage commission or similar payment.

                                   ARTICLE IV.

                      REPRESENTATIONS AND WARRANTIES AS TO
                         THE PURCHASER AND THE GUARANTOR

         The Purchaser and the Guarantor represent and warrant to the Seller as follows:

                  SECTION 4.01. ORGANIZATION, POWER, ETC. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Guarantor has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

                  SECTION 4.02. AUTHORIZATION OF AGREEMENTS, ETC. The execution and delivery by the Purchaser and the Guarantor of this Agreement and the performance by the Purchaser and the Guarantor of their respective obligations hereunder have been duly authorized by all requisite corporate action on the part of the Purchaser and the Guarantor and will not (a) violate any provision of law, any order of any court, or other agency of government, the Certificate of Incorporation or Bylaws of the Purchaser or the Guarantor, any judgment, award or decree or any indenture, agreement, or other instrument to which the Purchaser or the Guarantor is a party, or by which they or any of their properties or assets are bound or affected; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, or other instrument (including, without limitation, any other registration rights agreement to which the Guarantor may be a party); or (c) result in the creation or imposition of any Lien, charge, or encumbrance of any nature whatsoever upon any of the properties or assets of the Purchaser or the Guarantor.

                  SECTION 4.03. VALIDITY. This Agreement has been duly executed and delivered by the Purchaser and the Guarantor and constitutes the legal valid and binding obligations of the Purchaser and the Guarantor, enforceable against the Purchaser and the Guarantor in accordance with its terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

                  SECTION 4.04. GOVERNMENTAL APPROVALS. No order, authorization, approval, or consent from, or filing with, any federal or state governmental or public body or other authority having jurisdiction over the Purchaser and the Guarantor is necessary for the execution, delivery, and performance by the Purchaser and the Guarantor of its obligations under this Agreement, except for the filing and approval under the HSR Act.

                  SECTION 4.05. LITIGATION RELATING TO TRANSACTION. There are no actions, suits, proceedings, or claims pending before any court, arbitrator or government agency against or affecting the Purchaser or the Guarantor which might enjoin or prevent the consummation of the transactions contemplated by this Agreement.

                  SECTION 4.06. BROKERS' OR FINDERS' FEES. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Purchaser directly with the Seller, without the intervention of any person on behalf of the Purchaser in such manner as to give rise to any claim by any person against the Seller for a finder's fee, brokerage commission, or similar payment.

                  SECTION 4.07. INVESTMENT INTENTION. The Purchaser is acquiring the Seller's Interest for its own account, for investment purposes only and not with a view to the distribution (as such terms are used in Section 2(11) of the Securities Act). The Purchaser understands that the Seller's Interest has not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

                  SECTION 4.08. NO MATERIAL ADVERSE CHANGE. Since June 30, 1998, there has not occurred any material adverse change (i) in the condition (financial or otherwise), results of operations, business, prospects, assets or liabilities of the Purchaser or the Guarantor, or (ii) in the capacity of the Purchaser or the Guarantor to conduct their businesses in a manner consistent with past practice.

                  SECTION 4.09. REVENUE RECOGNITION POLICIES. The Purchaser and the Guarantor have received to their satisfaction sufficient information from the Company and the Seller relating to the discussions between the Company and KPMG LLP, the Company's independent accountant, regarding the Company's revenue recognition policies.

                                   ARTICLE V.

                                    COVENANTS

                  SECTION 5.01. CERTAIN COVENANTS OF THE SELLER AND THE
GUARANTOR.

                  (a) During the period from the date of this Agreement to the Closing Date, the Seller will cause the Company to conduct its business and operations according to its ordinary course of business consistent with past practice and use its best efforts (i) to preserve its relationships with business partners, employees, and customers, (ii) subject to the provisions of
Section 5.05 hereof, to maintain the contracts with customers in full force and effect in accordance with their terms, and (iii) to ensure that the Company will continue to provide its services to such customers. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, the Seller will not allow the Company to do any of the things listed in paragraphs (a) through (o) of Section 2.05 hereof prior to the Closing Date without the prior written consent of the Purchaser.

                  (b) Upon reasonable prior notice and at reasonable times, between the date hereof and the Closing Date, the Seller shall, and shall cause the Company to, provide access to representatives of the Purchaser to the financial, accounting, and legal records of the Company, and to key employees of the Company designated by the Purchaser, and, in connection therewith, shall permit representatives of the Purchaser to visit the premises of the Company. Such activities shall be performed, so far as is reasonably possible, in such a manner as to avoid disruption of normal operations.

                  (c) Between the date hereof and the Closing Date and except as required by consistently applied accounting methods, the Seller shall cause the Company not to (i) utilize accounting principles different from those used in the preparation of the Financial Statements, (ii) change in any manner its method of maintaining its books of account and records from such methods as in effect on December 31, 1998, or (iii) accelerate booking of revenues or the deferral of expenses, other than as shall be consistent with past practice and in the ordinary course of business.

                  (d) Between the date hereof and the Closing Date, the Seller shall not, and shall cause the Company not to, enter into any transaction, make any agreement or commitment, or take any action which would result in any of the representations, warranties, or covenants of the Seller contained in this Agreement not being true and correct at and as of the time immediately after the occurrence of such transaction, event, or action.

                  SECTION 5.02. BOOKS AND RECORDS. Promptly after the Closing Date, the Seller shall deliver to the Purchaser or the Company all books and records used in the operation of the business of the Company and all files, documents, papers, agreements, books of account, and other records pertaining to the business of the Company, to the extent that such books, records, files and other materials are not located at the offices of the Company.

                  SECTION 5.03.  ALLOCATION OF PURCHASE PRICE FOR TAX PURPOSES.

                  (a) After the Closing and at the sole cost and expense of the Purchaser, the Seller shall provide the Company's auditors with all financial information, other than information held by the Company, and data reasonably necessary to enable its independent accountants to prepare and review an audited consolidated balance sheet of the Company as of December 31, 1999, and the related statements of income, shareholders' or members' equity, as the case may be, and cash flows for the year then ended; provided, however, that the Seller will not charge the Company or the Purchaser for the provision of information and data that is readily available to the Seller.

                  (b) The Seller agrees that, if requested by the Company as being necessary to prepare the audited financial statements as contemplated by
Section 5.03(a) hereof, the Seller shall provide to the Company's auditors a management representation letter in a form reasonably acceptable to such auditors covering the period from January 1, 1999 to the Closing Date.

                  (c) Attached as Schedule 5.03 hereto is a schedule which sets forth (i) the balance sheet of the Company as of August 31, 1999, (ii) a summary of the assets and liabilities of the Company that shall not be transferred to or assumed by the Purchaser as part of the transactions contemplated hereby (which shall include the amounts that the Company owes to the Seller for federal and state income Taxes, the Short-Term Debt and the Long-Term Debt and accrued interest thereon as of the Closing Date, the EDCP and the DICP (both as defined in Section 5.14 hereof) and related assets and liabilities), and (iii) the Code
Section 1060 allocation of the Purchase Price (collectively, the "August 31 Pro Forma Balance Sheet"). The August 31 Pro Forma Balance Sheet shall be updated by the Seller as of the Closing Date as promptly as practicable following the Closing Date (but in no event later than 30 days after the Closing Date) and shall be prepared in a manner consistent with the preparation of the August 31 Pro Forma Balance Sheet (the "Closing Balance Sheet"). The updates to the August 31 Pro Forma Balance Sheet by the Seller shall include, without limitation, updates to the amounts under the columns "incentive deferred compensation plan and assets not assumed" and "federal and state tax liabilities and assets not transferred". As promptly as practicable following the receipt of the Closing Balance Sheet (but in no event later than 60 days after the Closing Date), the Purchaser shall review the Closing Balance Sheet and deliver any adjustments, changes or objections to the Seller in writing. In the event the Seller does not provide any adjustments, changes or objections within 75 days after the Closing Date (provided that the Seller has timely delivered the Closing Balance Sheet), the Closing Balance Sheet shall be deemed final and binding for purposes of this
Section 5.03(c). In the event that the Seller and the Purchaser have any disputes regarding the Closing Balance Sheet, within 60 days after the expiration of the 75 day period referred to in this Section 5.03(c), the Seller and the Purchaser shall attempt in good faith to resolve any such disputed matters by negotiation between executives who have the authority to settle and resolve such matters and who are at a higher level of management than the person with direct responsibility for administration of this Agreement. If the disputed matters shall not have been resolved as provided in the immediately preceding sentence, then the Seller and the Purchaser shall attempt in good faith to resolve any disputed matters referred to in this Section 5.03(c) by negotiation between the Seller's and the Purchaser's respective chief financial officer within 7 days after the expiration of the 60 day period referenced in the immediately preceding sentence. If the disputed matters shall not have been resolved by the Seller's and the Purchaser's respective chief financial officer as provided in the immediately preceding sentence, the Seller and the Purchaser shall select, by lot, one of the "Big 5" national accounting firms (which shall not include the firm currently used by the Purchaser or the Seller unless the other party shall agree) and shall give such firm the authority to resolve the dispute in its sole discretion.

                  (d) The parties hereto shall make available to the Purchaser and the Seller such books, records and other information, including work papers (collectively, the "Backup Materials") as any of the foregoing may reasonably request to prepare or review the Closing Balance Sheet.

                  SECTION 5.04.  CERTAIN TAX MATTERS.

                  (a) Transfer Taxes. All Taxes imposed upon or incurred by any of the parties hereto in connection with the transfer of the Seller's Interest to the Purchaser under this Agreement, and any legal and other expenses relating thereto, shall be borne by the Seller. The Seller shall, at its own expense, prepare and file all necessary Tax Returns and other documents with respect to all such Taxes.

                  (b) Tax Returns. The Seller shall prepare and file all Tax Returns of the Company for Tax periods ending on or prior to the Closing Date consistent with prior practices, and the Seller shall provide the Purchaser with a copy of the Tax Returns as soon as practicable after they are filed. For all Tax Returns relating both to periods before and after the Closing Date, all reasonable fees and expenses relating to the preparation of such returns shall be apportioned between the Seller, on the one hand, and the Company and the Purchaser, on the other hand, on the basis set forth in Section 5.04(c) hereof. The Purchaser shall prepare and file all Tax Returns of the Company for any period including the day following the Closing Date (a "Straddle Period"). Before filing any Tax Return relating in whole or in part to a Straddle Period, the Purchaser shall deliver a copy of such Tax Return to the Seller for its review and approval (which will not be unreasonably withheld or delayed). The Purchaser shall make any changes requested by the Seller and reasonably acceptable to the Purchaser. Each party shall provide the other with all reasonable assistance required to prepare and file such Tax Returns. The Seller shall be responsible for, and shall pay all Taxes (or any portion thereof) shown on such Tax Returns that relate to any Tax period (or any portion thereof) ending on or before the close of business on the Closing Date (a "Prior Tax Period"), including any Taxes related to the transfer of the Seller's Interest to the Purchaser under this Agreement, provided, that the Seller shall not be responsible for any Taxes with respect to which a reserve has been established on the Closing Balance Sheet. The Purchaser shall be responsible for, and shall pay, any such Taxes for which the Seller is not responsible.

                  (c) Straddle Period. Subject to Section 5.04(b) hereof, with respect to any Straddle Period, (i) the portion of any Tax based on income, profits or revenue that is attributable to a Prior Tax Period shall be determined based on a closing of the Company's books as of the close of business on the Closing Date, and (ii) the portion of any other Tax attributable to a Prior Tax Period will be determined by multiplying the amount of such Tax by a fraction, the numerator of which shall equal the number of days in such Prior Tax Period up to and including the Closing Date and the denominator of which shall equal the total number of days in such Tax period.

                  (d) Tax Disputes. In the event the Seller disputes its responsibility to pay any Tax under this Section 5.04, the Seller shall not be relieved of its obligation to pay, in the first instance, the amount of such Tax. If, within 15 days of Seller's payment of the disputed Tax, the Seller, on the one hand, and the Purchaser, on the other, are unable to resolve the dispute among themselves, they shall select, by lot, one of the "Big 5" national accounting firms (which shall not include the firm currently used by the Purchaser or the Seller unless the other party shall agree) and shall give such firm the authority to resolve the dispute in its sole discretion.

                   (e) Tax Reporting. For federal income tax purposes, the Seller and the Purchaser agree that the Company shall be disregarded as a separate entity, to treat the transactions contemplated hereby as a sale by the Seller and a purchase by the Purchaser of the assets of the Company, and to report the transaction to the Internal Revenue Service on IRS Form 8594. The Purchaser and the Seller shall be bound by and shall follow the allocation of the Purchase Price set forth in the Closing Balance Sheet for the preparation and filing of IRS Form 8594.

                  SECTION 5.05. CONSENTS AND APPROVALS. The Seller and the Company shall use their reasonable efforts to obtain all necessary consents and approvals with respect to all interests of the Company in any material leases, licenses, contracts, instruments and rights which shall require the express consent or approval of another person or entity as a result of the consummation of the transactions contemplated hereby; provided, however, that the receipt of approvals and consents required with respect to the Fiscal Agent Contracts shall be subject to Section 1.04(a) hereof and not this Section 5.05.

                  SECTION 5.06. RETENTION OF EMPLOYEES; EMPLOYEE BENEFITS; EMPLOYEE BONUSES.

                  (a) Effective as of the Closing Date, the Purchaser will cause the Company to continue the employment of all employees of the Company employed by the Company immediately prior to the Closing (the "Retained Employees").

                  (b) In addition to any benefits and payments to be made under the Employment Agreements after the Closing (which shall include all benefits and payments required thereunder except for the One-Time Bonus Obligations and the Arnau Severance Reimbursement Obligation (both as defined in Section 5.15 hereof) which shall be the responsibility of the Seller), from and after January 1, 2000, the Purchaser shall provide to the Retained Employees of the Company the employee benefits listed in Item #1 on Schedule 2.19 to this Agreement to the extent that the Purchaser and its subsidiaries provide such benefits to their similarly situated employees, subject to the age and eligibility requirements of such benefits. For purposes of all such benefits, each Retained Employee's last continuous Period of Service (as defined in this Section 5.06(b)) immediately prior to the Closing (determined under the rules of the applicable Purchaser plan) shall count for eligibility and vesting (but not for benefit amounts). For purposes of severance benefits, such Period of Service shall count for eligibility, vesting and benefit amounts. For purposes of this
Section 5.06, the term "Period of Service" means service with the Company and with predecessor employers. From and after the Closing Date and continuing to at least January 1, 2000, the Purchaser shall cause the Company to adopt an employee welfare benefit plan which provides medical, dental, group life, long-term disability and education reimbursement identical to the coverage provided under the Seller's employee welfare benefit plan on the date hereof; provided, however, that the Purchaser's obligation hereunder shall be subject to the Seller making such an employee welfare benefit plan available to the Purchaser under the same costing method, structure and terms applicable to the Company on the date hereof. In no event shall a preexisting condition limit be applied to the Retained Employees upon such Retained Employees' coverage under the Purchaser's or the Company's benefit plans.

                  (c) After the Closing, subject to Sections 5.14 and 5.15 hereof, the Purchaser shall, or shall cause the Company to, provide for and pay all benefits and amounts due under the Employment Agreements in the amounts and at the times set forth therein (which shall include all benefits and payments required thereunder except for the One-Time Bonus Obligations and the Arnau Severance Reimbursement Obligation (both as defined in Section 5.15), which shall be the responsibility of the Seller).

                  SECTION 5.07.  ACCESS TO TAX AND OTHER RECORDS.

                  (a) After the Closing Date, if and only to the extent that the Purchaser has asserted a claim for Losses under Article VII hereof, or if any other party has asserted a claim against either the Company or the Seller with respect to any act or omission by the Company alleged to have occurred on or prior to the Closing Date, then upon the request of the Seller, the Purchaser shall (i) grant to the Seller and its representatives the right, during normal business hours, to inspect and copy the books, records and other documents of the Company, and (ii) use commercially reasonable efforts to cause the Company's auditors to permit the Seller and its representatives to inspect and copy worksheets and other information pertaining to the Company and its financial statements, in each case as reasonably required by the Seller to defend the Seller against any such claim. The Seller shall reimburse the Purchaser's, the Company's or the Company's auditors' reasonable out-of-pocket expenses, if any, incurred in connection with such inspection.

                  (b) After the Closing Date, in connection with any claim or investigation by the Internal Revenue Service or any state or local taxing authority with respect to (i) the Company, for any periods ending on or prior to the Closing Date, or (ii) the transactions contemplated by this Agreement, the Purchaser shall cause the Company to make available to the

Seller access to appropriate employees, agents, and representatives of the Company, in each case as reasonably required by the Seller to defend itself against any such claim or to represent itself in any such investigation. Any out-of-pocket expenses reasonably and actually incurred by the Purchaser or the Company in complying with the provisions of this Section 5.07(b) shall be borne by the Seller.

                  (c) The Purchaser shall, and shall cause the Company to, keep and maintain all tax books, records and other tax information pertaining to the Company for all Tax periods ending on or prior to the Closing Date for a period of six years after the Closing Date.

                  (d) To the extent that the Seller requests information pursuant to this Section 5.07, the Seller shall keep such information confidential; provided, however, that the Seller may use such information for its own benefit in connection with the claim, investigation, or proceeding giving rise to the Seller's request for information.

                  (e) The Purchaser shall cooperate with the Seller after the Closing Date in order to assist the Seller in preparing and filing its Tax returns related to the Company and shall make available to the Seller such books, records and other information as the Seller may reasonably request to prepare such Tax returns.

                  SECTION 5.08. FURTHER ASSURANCES. At or after the Closing and without further consideration, the Seller and the Company shall execute and deliver to the Purchaser such further instruments of conveyance and transfer and such other documents as the Purchaser may reasonably request in order to more effectively convey and transfer the Seller's Interest (including all Intangible Rights owned by the Company) to the Purchaser and to place the Purchaser in operational control of the Company and its assets.

                  SECTION 5.09. PUBLICITY. The Seller, the Company, the Purchaser and the Guarantor shall cooperate with each other in the development and distribution of all news releases and other public disclosures relating to the transactions contemplated by this Agreement.

                  SECTION 5.10. COMPLIANCE WITH HSR ACT. The Seller and the Purchaser shall make all necessary filings and any required submissions with respect to this Agreement and the transactions contemplated hereunder, as required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the applicable regulations enacted thereunder (collectively, the "HSR Act") and other applicable law. The Seller and the Purchaser shall cooperate with each other in connection with such filings, including providing copies of such documents to the non-filing party and its advisors prior to any filings and, if requested, shall accept all reasonable additions, deletions or changes suggested in connection therewith. The Seller and the Purchaser shall request early termination of the waiting period required by the HSR Act.

                  SECTION 5.11. GUARANTY OF OBLIGATIONS. The Guarantor hereby absolutely, irrevocably and unconditionally guarantees, as primary obligor and not as surety, without set-off or deduction, to the Seller (a) the due punctual and full payment by the Purchaser (or, after the Closing, by the Company) of all payment obligations of the Purchaser and the Company under this Agreement, including without limitation the Purchase Price, all payment obligations reflected in the Closing Balance Sheet and all payment obligations of the Purchaser under the Note, and (b) the performance of each and every other covenant, agreement and obligation to be performed or observed by the Purchaser (or, after the Closing, by the Company) under this Agreement (collectively, the "Obligations"). The Guarantor hereby agrees that, in the event that the Purchaser fails to pay any Obligation for any reason on the date on which such Obligation is required to be paid, the Guarantor will pay or cause to be paid such Obligation at the time specified in this Agreement. The Guarantor hereby agrees that, in the event that the Purchaser fails to perform any Obligation for any reason on the date on which such Obligation is required to be performed, the Guarantor will pay or cause to be performed such Obligation at the time specified in this Agreement. For purposes of Seller's enforcement of this Section 5.11, any defense available to the Purchaser in connection with any failure by the Purchaser to pay any Obligation shall be available to the Guarantor to the same extent such defense is available to the Purchaser.

                  SECTION 5.12.  TREATMENT OF CERTAIN INSURANCE CLAIMS.

                  (a) Prior to the Closing Date, the Company has or shall have paid to the Seller all reserved amounts relating to any workers' compensation claims filed prior to the Closing. Neither the Company, the Purchaser nor the Guarantor shall have any further liability with respect to such claims after the Closing.

                  (b) The deductible amount applicable to claims for workers' compensation which are filed after the Closing but which relate to injuries allegedly occurring prior to the Closing and which are covered by the Seller's workers' compensation insurance shall be paid pro rata by the Seller and the Company as follows: the Seller's share of such deductible amount shall be calculated by multiplying such deductible amount by a fraction, the numerator of which shall be the actual number of days elapsed from the date the person filing such claim was originally hired (the "Hiring Date") to and including the Closing Date, and the denominator of which shall be the actual number of days elapsed from the Hiring Date to and including the date such claim was filed. The Company's share of such deductible shall be calculated by subtracting the Seller's pro rata share calculated as described above from the deductible amount.

                  SECTION 5.13.  [intentionally omitted] .

                  SECTION 5.14. TREATMENT OF DEFERRED COMPENSATION PLANS. On or prior to the Closing Date, the Company shall transfer to the Seller, or an affiliate of the Seller, as needed, the Company's Executive Deferred Compensation Plan, as listed in Item #1 of Schedule 2.19 (the "EDCP") and all of the assets and liabilities of the Company related to the EDCP, including without limitation, the cash surrender value of life insurance policies and the note payable relating thereto, and the other assets and liabilities shown on the Closing Balance Sheet. The Company shall release any and all interest and claim to the insurance policies referred to in the immediately preceding sentence that it has as of the Closing Date. On or prior to the Closing Date, the Company shall transfer: (a) to the "Consultec, LLC Deferred Compensation Plan" (the "DICP"), as needed, all amounts of accrued executive incentive compensation (as elected to be deferred by the eligible officers under the Officers Incentive Compensation Plan listed as Item #1(c) in
Schedule 2.19 hereto) as shown on the August 31 Pro Forma Balance Sheet (as updated after the Closing Date in accordance with Section 5.03(c)); and (b) to the Seller, as needed, the DICP and all of the assets and liabilities of the Company related to the DICP; provided, however, that immediately prior to the Closing on the Closing Date, all amounts of accrued executive incentive compensation payable to Kenneth Myatt shall be paid by the Company to Kenneth Myatt and 50% of accrued executive incentive compensation payable to Jefferson Dishongh shall be paid by the Company to Jefferson Dishongh. The Seller shall be responsible for all payments and obligations under the EDCP and the DICP from and after the Closing.

                  SECTION 5.15. TREATMENT OF EMPLOYMENT AGREEMENTS. Within 30 days after the Closing Date, the Seller shall pay all amounts owed under Section 5(e) of each of the Employment Agreements (the "One-Time Bonus Obligations"). Except for the One-Time Bonus Obligations and subject to Section 5.14 hereof, the Purchaser shall assume all obligations and liabilities of the Seller and General American Holding Company ("GAHC") under each of the Employment Agreements (collectively, the "Assumed Employment Agreements"); provided, however, that the Seller shall reimburse the Purchaser for 100% of amounts paid under Section 6 of Francis M. Arnau IV's Employment Agreement (the "Arnau Severance Reimbursement Obligation"). Effective as of the Closing Date, except with respect to the One-Time Bonus Obligations and the Arnau Severance Reimbursement Obligation, the Purchaser and the Company shall release the Seller and GAHC from any and all obligations and liabilities under the Assumed Employment Agreements and shall indemnify the Seller and GAHC from and against any and all claims thereunder.

                  SECTION 5.16.  NON-COMPETITION.

                  (a) Acknowledgement. As an inducement to the Purchaser to purchase the Seller's Interest as provided under this Agreement and in consideration of the payments to be made by the Purchaser to the Seller, the parties agree to be bound by the provisions of this Section 5.16.

                  (b) Certain Definitions. For purposes of this Section 5.16, the following capitalized terms have the following meanings:

                       (i) "Business" means the business of providing Medicaid related administrative management and information technology services to government health and human services.

                       (ii) "Term" means the three year period beginning with the Closing Date and ending on the first anniversary of the Closing Date.

                       (iii) "Territory" means the United States.

                  (c) Restrictions on Competition. Subject to the terms of this
Section 5.16, Seller hereby agrees that, during the Term, it shall not, directly or indirectly through its subsidiaries, anywhere in the Territory: (i) engage in the Business; (ii) invest in any person or entity which is engaged in the Business; (iii) provide consulting services to any person or entity engaged in the Business; (iv) employ or solicit to hire, or otherwise receive the services of, any individual who was employed by the Company as of the Closing Date at or above an annual salary of $25,000 (excluding for purposes of this Section 5.16, any individual employed or solicited for employment by the Seller or its subsidiaries through general newspaper and similar employment solicitations for clerical, administrative or similar positions); or (v) solicit or attempt to solicit or otherwise accept for its own benefit or for the benefit of any other person or entity any client or customer of the Company or its successors or assigns.

                  (d) Permitted Investments. The parties agree that an investment by the Seller in publicly traded stock of an entity which is engaged in the Business shall not violate Section 5.16(c) hereof provided that Seller owns, in the aggregate, 2% or less of all the issued and outstanding stock or other equity interest of such entity.

                  (e) Restrictions Reasonable. The parties agree that the provisions of this Section 5.16 are reasonable.

                  (f) Judicial Review. In the event this Section 5.16 is held to be in any respect an unreasonable restriction upon the Seller by a court of competent jurisdiction, the court so holding may reduce the Territory to which this Section 5.16 applies or the Term for which it operates, or effect any other change to the extent necessary to render this Section 5.16 enforceable by such court. As so modified, this Section 5.16 will continue in full force and effect. Such decision by a court of competent jurisdiction will not invalidate this Agreement, but this Agreement will be interpreted, construed and enforced as not containing such invalidated provision.

                  (g) Specific Performance and Injunctive Relief. The Seller recognizes that, if it fails to perform, observe or discharge any of its obligations under this Agreement, no remedy at law will provide adequate relief to the Purchaser. Therefore, in addition to any other rights or remedies or damages the Purchaser may otherwise be entitled to under law or equity, the Purchaser is hereby authorized to demand specific performance of this Agreement, and is entitled to temporary and permanent injunctive relief, in a court of competent jurisdiction at any time when the Seller fails to comply with any of the provisions of this Agreement. To the extent permitted under applicable law, the Seller hereby irrevocably waives any defense that it might have based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance or injunctive relief.

                  SECTION 5.17. RELEASE OF FISCAL AGENT GUARANTIES. The Purchaser shall, on or prior to the Closing Date, take all action reasonably necessary to release the Seller from any and all obligations that it may have under any performance bonds, guaranties or similar arrangements that it may have with respect to the obligations of the Company under any Fiscal Agent Contracts (the "Fiscal Agent Guaranties"); provided, however, that the Purchaser and the Guarantor shall indemnify the Seller and its affiliates from and against any liabilities or obligations that any of them may suffer or incur in connection with, resulting from or related to the Fiscal Agent Guaranties with respect to matters occurring or arising after the Closing Date. In the event that, on or before October 31, 1999, the Seller shall not have received evidence reasonably satisfactory to it demonstrating that the Seller has been released from all obligations under the Fiscal Agent Guaranties, then the Purchaser and the Guarantor shall cause the Company to take all actions necessary to effect such release, including, without limitation, the cancellation of any and all bonds securing the performance of the Company under such Fiscal Agent Contracts.

                  SECTION 5.18. CUSTOMER VISITS. Neither the Purchaser nor its affiliates shall, without the prior specific written consent of the Seller, visit or otherwise have discussions with any of the States or counter-parties with which the Company has a Fiscal Agent Contract unless an authorized representative of the Company shall be present during such visit or discussion and the subject matter or agenda for such visit or discussion shall have been approved in advance by the Company.

                  SECTION 5.19. POST-CLOSING SERVICES. From and after the Closing Date, until the later to occur of, (a) the date that the Seller is relieved of indemnification of the surety companies under the Fiscal Agent Guaranties, and (b) the date that is eighteen months after the Closing Date, the Purchaser shall cause the Company to provide the same quality and timeliness of services to its clients and customers that the Company provided to its clients prior to the Closing Date.

                  SECTION 5.20. EMPLOYEE BENEFITS PLANS.

                  (a) Retiree Medical Plan. As soon as practicable after the Closing Date, the Purchaser shall cause the Company to amend, clarify or otherwise modify the Company's medical benefits plan for retirees (the "Retiree Medical Plan"), effective as of the Closing Date, as follows (the "Retiree Medical Plan Modifications"): (i) the definition of "retiree" for purposes of determining eligibility for participation in the Retiree Medical Plan includes only those persons who are at least 55 years of age and who have at least 10 years of service with the Company immediately preceding the Closing Date; (ii) clarify that each eligible participant in the Retiree Medical Plan is responsible for 100% of the actual costs (as actuarilly determined) of his or her coverage under the Retiree Medical Plan; and (iii) clarify that eligibility for participation in the Retiree Medical Plan shall be limited to those persons who meet the definition of "retiree" as modified in clause (i) above as of the Closing Date. The Purchaser shall cause the Company to provide all notices and take all other actions required by the Retiree Medical Plan and under applicable laws in connection with the Retiree Medical Plan Modifications. The Seller shall indemnify and hold harmless the Company and the Purchaser with respect to any claims asserted by present or past employees of the Company relating to or in connection with the Retiree Plan Modifications; provided, however, that no claim for indemnification under this Section 5.20(a) may be made by the Company or the Purchaser to the extent that the Purchaser has not satisfied in all material respects its obligations set forth in the immediately preceding sentence.

                  (b) Runoff Claims for Medical and Dental Claims; Administration of Medical and Dental Plans. Seller shall be liable for all claims for medical and dental benefits that are covered and eligible for payment under the terms of the Company's benefits plans applicable to such claims and which are incurred prior to the Closing Date, but which are either not paid or not reported, or both, prior to the Closing Date. The Seller shall not be liable for any claims for medical or dental benefits that are incurred from and after the Closing Date. The Company shall be liable for all claims for medical and dental benefits that are incurred from and after the Closing Date. With respect to the Seller's obligations in the first sentence of this Section 5.20(b), the Seller shall administer the Company's medical and dental benefits plans from and after the Closing Date in a manner and within the administrative and vendor fee structure consistent with the Seller's administration of such plans for the Company immediately prior to the Closing Date.

                  (c) COBRA Liabilities. The Company, and not the Seller, shall be liable for, and shall duly and timely pay, perform and discharge all COBRA Liabilities (as defined below in this Section 5.20(c)) to any person participating in COBRA through the Company as of the Closing Date. The term "COBRA Liabilities," as used herein, shall mean all liabilities and obligations with respect to medical claims incurred from and after the Closing Date with respect to the health care continuation of coverage requirements under Section 4980B of the Code and Sections 601-609 of ERISA.

                  (d) 401K/Profit Sharing Plan Contract. In connection with the merger of the Company's 401K/Profit Sharing Plan ("Company's 401K Plan") into the Purchaser's counterpart to such Plan ("Purchaser's 401K Plan"), the Seller shall recognize the assignment by Southtrust State and Trust Company of Georgia, N.A., trustee of the "Consultec, Inc. Profit Sharing Plan" (the "Trustee") of the Fund Accumulator Participating Group Deposit Administration Contract dated September 14, 1988 between the Company and the Trustee to the applicable trustee of the Purchaser's 401K Plan at any time from and after the Closing Date.


                                   ARTICLE VI.

                              CONDITIONS PRECEDENT

                  SECTION 6.01. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject, at the option of the Purchaser, to the satisfaction on or prior to the Closing Date of each of the following conditions:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of the Seller and the Company contained in this Agreement or in any certificate or document delivered to the Purchaser pursuant hereto shall be true and correct (subject to the standard set forth in Section
1.09 hereof) on and as of the Closing Date as though made on and as of that date.

                  (b) Compliance with Covenants. The Seller and the Company shall have performed and complied in all material respects with all terms, agreements, covenants, and conditions of this Agreement to be performed or complied with by them at or prior to the Closing Date.

                  (c) All Proceedings To Be Satisfactory. All proceedings to be taken by the Company and the Seller in connection with the transactions contemplated hereby, and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser and said counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  (d) No Material Adverse Change. There shall not have occurred since January 1, 1999 any material adverse change (i) in the Company's condition (financial or otherwise), results of operations, business, prospects, assets or liabilities, or (ii) in the capacity of the Company to conduct such business in a manner consistent with past practice.

                  (e) Legal Actions or Proceedings. No legal action or proceeding shall have been instituted by any party or threatened by any governmental department, agency, or authority, in either case seeking to restrain, prohibit, invalidate, or otherwise affect the consummation of the transactions contemplated hereby or which would, if adversely decided, have a Material Adverse Effect on the Company.

                  (f) Supporting Documents. On or prior to the Closing Date, the Seller shall have provided or caused to be provided to the Purchaser and its counsel copies of the following supporting documents:

                  (A) (I) the charter documents of the Company and the Seller certified as of a recent date by the Secretary of State of such entity's jurisdiction of organization or incorporation, as applicable, and (II) a certificate of the applicable Secretary of State as to the due organization or incorporation and good standing of the Company and the Seller, as the case may be;

                  (B) a certificate of the Secretary or an Assistant Secretary of the Company and the Seller, dated the Closing Date and certifying (I) that attached thereto is a true and complete copy of the Operating Agreement of the Company or the Bylaws of the Seller, as the case may be, as in effect on the date of such certification; (II) that the Certificate of Formation of the

Company or Articles of Incorporation of the Seller, as the case may be, have not been amended since the date of the last amendment contained in the certified charter documents delivered pursuant to clause (A)(I) above; (III) that attached thereto is a true and complete copy of the resolutions adopted by the Board of Managers of the Company or the Board of Directors of the Seller, as the case may be, authorizing the execution, delivery, and performance of this Agreement; and
(IV) as to the incumbency and signature of each member, manager, or officer of the Company or the Seller that has executed or is executing this Agreement or any certificate or other document delivered in connection with the Closing; and

                  (C) such additional supporting documents as the Purchaser or its counsel may reasonably request.

All such documents shall be satisfactory in form and substance to the Purchaser and its counsel.

                  (g) Opinion of Seller's Counsel. The Purchaser shall have received an opinion of Seller's counsel opining with respect to the matters set forth on Exhibit 6.01(g) attached hereto and which shall be satisfactory in form and substance to the Purchaser and its counsel.

                  (h) Waiting Period Pursuant to HSR Act. The waiting period required by the HSR Act shall have expired or an early termination shall have been granted on or prior to the Closing Date.

                  SECTION 6.02. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLER. The obligation of the Seller to consummate the transactions contemplated by this Agreement is subject, at the option of the Seller, to the satisfaction on or prior to the Closing Date of each of the following conditions:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of the Purchaser and the Guarantor contained in this Agreement or in any certificate or document delivered to the Seller pursuant hereto shall be true and correct (subject to the standard set forth in Section 1.09 hereof) on and as of the Closing Date as though made on and as of that date.

                  (b) Compliance with Covenants. The Purchaser and the Guarantor shall have performed and complied in all material respects with all terms, agreements, covenants, and conditions of this Agreement to be performed or complied with by them on or prior to the Closing Date.

                  (c) All Proceedings to Be Satisfactory. All proceedings to be taken by the Purchaser and the Guarantor, all transactions contemplated hereby, and all documents incident hereto shall be reasonably satisfactory in form and substance to the Seller and its counsel, and the Seller and said counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  (d) Legal Actions or Proceedings. No legal action or proceeding shall have been instituted by any party or threatened by any governmental department, agency, or authority, in either case seeking to restrain, prohibit, invalidate, or otherwise affect the consummation of the transactions contemplated hereby.

                  (e) No Material Adverse Change. There shall not have occurred since the date of this Agreement any material adverse change (i) in the condition (financial or otherwise), results of operations, business, prospects, assets or liabilities of the Purchaser or the Guarantor, or (ii) in the capacity of the Purchaser or the Guarantor to conduct such business in a manner consistent with past practice.

                  (f) Waiting Period Pursuant to HSR Act. The waiting period required by the HSR Act shall have expired or an early termination shall have been granted on or prior to the Closing Date.

                  (g) Supporting Documents. On or prior to the Closing Date, the Purchaser and the Guarantor shall have provided or caused to be provided to the Seller and its counsel copies of the following supporting documents:

                  (A) (I) the charter documents of the Purchaser and the Guarantor certified as of a recent date by the Secretary of State of each such entity's jurisdiction of incorporation, and (II) a certificate of the applicable Secretary of State as to the due incorporation and good standing of the Purchaser and the Guarantor, as the case may be;

                  (B) a certificate of the Secretary or an Assistant Secretary of the Purchaser and the Guarantor, dated the Closing Date and certifying (I) that attached thereto is a true and complete copy of the Bylaws of the Purchaser and the Guarantor, as applicable, as in effect on the date of such certification; (II) that the Certificate of Incorporation of the Purchaser and the Guarantor, as applicable, have not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (A)(II) above; (III) that attached thereto is a true and complete copy of the resolutions adopted by the Board of Directors of the Purchaser and adopted by an authorized committee of the Board of Directors of the Guarantor, as applicable, authorizing the execution, delivery, and performance of this Agreement; and (IV) as to the incumbency and signature of each officer of the Purchaser or the Guarantor that has executed or is executing this Agreement or any certificate or other document delivered in connection with the Closing; and

                  (C) such additional supporting documents as the Seller or its counsel may reasonably request.

All such documents shall be satisfactory in form and substance to the Seller and its counsel.

                  (h) Opinion of Counsel to Purchaser and Guarantor. The Seller shall have received an opinion of counsel to the Purchaser and the Guarantor opining with respect to the matters set forth on Exhibit 6.02(h) attached hereto and which shall be satisfactory in form and substance to the Seller and its counsel.

                  (i) Promissory Note. The Seller shall have received the Note, executed by the Purchaser and the Guarantor.

                  (j) Approval of Missouri Department of Insurance. The Seller shall have received all consents and approvals of the Missouri Department of Insurance as are required in connection with the consummation of the transactions contemplated by this Agreement, and the same shall be in form and substance satisfactory to the Seller in its reasonable opinion.

                                  ARTICLE VII.

                                 INDEMNIFICATION

                  SECTION 7.01. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION. Except as set forth in this Section 7.01, each of the representations and warranties made by the parties hereto in or pursuant to this Agreement shall survive the Closing Date hereunder and continue in full force and effect for a period of eighteen months thereafter. Notwithstanding the foregoing, (i) the representations and warranties of the Seller and the Company set forth in Section 2.24 (captioned "Year 2000 Compliance"), Section 2.27 (captioned "Largest Customers"), and Section 2.28 (captioned "Accounts Receivable") shall not survive the Closing Date, and (ii) the representations and warranties of the Seller and the Company set forth in Section 2.02 (captioned "Capitalization of the Company"), Section 2.13 (captioned "Taxes") and Section 3.04 (captioned "Title to Seller's Interest") shall survive the Closing Date and continue in full force and effect until the expiration of the applicable statute of limitations.

                  SECTION 7.02.  GENERAL SELLER INDEMNIFICATION OBLIGATIONS.

                  (a) The Seller shall indemnify, defend and hold harmless the Purchaser and the Company (and their respective officers, directors, shareholders, managers, members, employees, agents, and affiliates) from, against and in respect of any and all losses, liabilities, deficiencies, penalties, fines, costs, damages and expenses (including without limitation, reasonable professional fees and costs of investigation, litigation, settlement, and judgment and interest awarded) (collectively, "Losses") that may be suffered or incurred by any of them arising from or by reason of:

                       (i) any breach (which shall be determined without regard and without giving any effect to the Material Adverse Effect standard set forth in Section 1.09 hereof) of any representation, warranty, covenant or agreement made by the Seller in or pursuant to this Agreement (other than the representations and warranties made in Section 2.24 (captioned "Year 2000 Compliance"), Section 2.27 (captioned "Largest Customers"), and Section 2.28 (captioned "Accounts Receivable"));

                       (ii) any Taxes incurred by, imposed upon or attributable to the Company, including reasonable legal fees and expenses incurred by the Company, for any Prior Tax Period that are not otherwise reserved for in the Closing Balance Sheet, including without limitation any amount due for sales and use Taxes payable as a result of an audit conducted by state or local governmental authorities (for purposes of this Section 7.02(a)(ii), any interest, penalty or additional charge included in Taxes shall be deemed to be a Tax for the period to which the item or event giving rise to such interest, penalty or additional charge is attributable, and not a Tax for the period during which such interest, penalty or additional charge accrues);

                       (iii) the Company's litigation with The Medstat Group, Inc. as described in Item #2 of Schedule 2.12 hereto (the "Medstat Litigation") only to the extent that Losses incurred in connection with the Medstat Litigation exceed $250,000; provided, however, that, notwithstanding any provisions to the contrary set forth in this Section 7, the Seller shall have full control of the defense and proceedings of the Medstat Litigation, including without limitation, the compromise and settlement thereof; and

                       (iv) any license fees (the "Retroactive License Fees") applicable to any period prior to the Closing Date and not paid prior to the date hereof by the Company which shall have been paid by the Company to SAS Institute Inc. ("SAS") after the Closing Date in connection with that certain Program Products License Agreement dated March 22, 1983 between SAS and the Seller and to which the Company was made a party by Supplement Number 3 dated May 14, 1985 between SAS and the Company (the "SAS Agreement"); provided, however: (I) any negotiations or agreements among SAS and any of the Company, the Purchaser, the Guarantor or any of their respective affiliates with respect to any such Retroactive License Fees shall be based solely upon the pre-Closing relationship of the Seller, the Company and SAS and shall not take into account any existing or proposed relationships between the Company, the Purchaser, the Guarantor or their respective affiliates with SAS; (II) the Company, the Purchaser and the Guarantor (on behalf of themselves and their respective affiliates) shall confer and consult with the Seller regarding any such negotiations with respect to the Retroactive License Fees; and (III) the Seller's obligations under this Section 7.02(a)(iv) shall not exceed the lesser of 50% of the amount of the Retroactive License Fees and $150,000.

                  (b) No claim for indemnification under this Section 7.02 may be made by the Purchaser against the Seller (i) to the extent of any proceeds received by the Purchaser or the Company from any insurance with respect to any claimed Loss, (ii) unless or until the aggregate amount for all Losses claimed or asserted by the Purchaser or the Company against the Seller pursuant to this
Section 7.02 exceeds $500,000 (the "Section 7.02 Basket Amount") and, if the aggregate amount of all such claims exceeds the Section 7.02 Basket Amount, then the Seller shall be obligated to indemnify the Purchaser and the Company from and against all Losses over and above the Section 7.02 Basket Amount; provided, however, that any Losses with respect to the Medstat Litigation and the Retroactive License Fees shall not be subject to the Section 7.02 Basket Amount and, subject to the other provisions of this Section 7.02(c), shall be payable from "dollar one", (iii) more than eighteen months after the Closing Date (provided that any such claim made during such eighteen month period may continue to be prosecuted in accordance with this Agreement after such eighteen month period) (except for (1) Losses related to breaches of the representations and warranties of the Seller and the Company set forth in Section 2.02 (captioned "Capitalization of the Company"),
Section 2.13 (captioned "Taxes"), Section 3.04 (captioned "Title to Seller's Interest"), and Losses related to Tax matters set forth in Section 7.02(a)(ii) hereof, each of which shall survive for the applicable statute of limitations period, and (2) obligations of the Seller under Section 7.02(a)(iii) (the MedStat Litigation) and Section 7.02(a)(iv) (the Retroactive License Fees), each of which shall survive until such matters are finally resolved). The aggregate indemnification liability and obligation of the Seller under this Section 7.02 shall not exceed $10,000,000. Notwithstanding anything herein to the contrary, the limitations and restrictions set forth in this Section 7.02(b) shall not apply to Losses that shall result from breaches of agreements or covenants made by the Seller in or pursuant to this Agreement or that result from breaches of the representation and warranty set forth in Section 2.13 hereof (captioned "Taxes").

                  SECTION 7.03.  Y2K SELLER INDEMNIFICATION OBLIGATIONS.

                  (a) The Seller shall indemnify, defend and hold harmless the Purchaser and the Company (and their respective officers, directors, shareholders, managers, members, employees, agents, and affiliates) from, against and in respect of any and all actual out-of-pocket Losses resulting from Third Party Claims (as defined in Section 7.05(a) hereof) suffered or incurred by either of them directly caused by Y2K Deficiencies (as defined below in this Section 7.03(a)) of the Company in connection with: (i) computer software code developed by the Company prior to the Closing Date, or (ii) any other service or product used by the Company or provided by the Company to its customers which service or product is unchanged (other than changes in the ordinary course of business that do not affect the Company's Year 2000 compliance) from that provided by the Company prior to the Closing Date. The term "Y2K Deficiencies," as used herein, shall mean any malfunction, cessation of functioning, generation of incorrect data, or production of incorrect results when processing, providing or receiving (i) date-related data from, into and between the twentieth and the twenty-first centuries, or (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

                  (b) No claim for indemnification under this Section 7.03 may be made by the Purchaser against the Seller (i) to the extent of any proceeds received by the Purchaser or the Company from any insurance with respect to any claimed Loss, (ii) unless or until the aggregate amount for all Losses claimed or asserted by the Purchaser or the Company against the Seller pursuant to this
Section 7.03 exceeds $500,000 (the "Section 7.03 Basket Amount") and, if the aggregate amount of all such claims exceeds the Section 7.03 Basket Amount, then the Seller shall be obligated to indemnify the Purchaser and the Company from and against all Losses over and above the Section 7.03 Basket Amount, and (iii) more than twelve months after the Closing Date (provided that any such claim made during such twelve month period may continue to be prosecuted in accordance with this Agreement after such twelve month period). The aggregate indemnification liability and obligation of the Seller under this Section 7.03 shall not exceed $10,000,000.

                  (c) Any Losses suffered or incurred by the Seller or the Company that relate to, result from or are in connection with Y2K Deficiencies shall be subject to the terms, conditions, restrictions and limitations of this
Section 7.03 and neither the Seller, the Company nor any other person entitled to indemnification under this Agreement shall be entitled to recover any such Losses under Section 7.02 hereof, notwithstanding the fact that such Losses may also constitute a breach by the Seller or the Company of a representation or warranty made by either or both of them in or pursuant to this Agreement that, absent this Section 7.03, would otherwise be covered by Section 7.02 hereof.

                  SECTION 7.04.  GENERAL PURCHASER INDEMNIFICATION OBLIGATIONS.

                  (a) The Purchaser and the Guarantor shall indemnify, defend and hold harmless the Seller (and its officers, directors, shareholders, employees, agents, and affiliates) from, against and in respect of any and all Losses that may be suffered or incurred by any of them arising from or by reason of any:

                       (i) breach (which shall be determined without regard and without giving any effect to the Material Adverse Effect standard set forth in
Section 1.09 hereof) of any representation, warranty, covenant or agreement made by the Purchaser or the Guarantor in or pursuant to this Agreement; and

                       (ii) liabilities or obligations of the Company included in the Closing Balance Sheet or the Back-up Materials or the Fiscal Agent Guaranties.

                  (b) No claim for indemnification under this Section 7.04 may be made by the Seller against the Purchaser or the Guarantor (i) to the extent of any proceeds received by the Seller from any insurance with respect to any claimed Loss, (ii) unless or until the aggregate amount for all Losses claimed or asserted by the Seller against the Purchaser pursuant to this Section 7.04 exceeds $500,000 (the "Section 7.04 Basket Amount") and, if the aggregate amount of all such claims exceeds the Section 7.04 Basket Amount, then the Purchaser shall be obligated to indemnify the Seller from and against all Losses over and above the Section 7.04 Basket Amount, (iii) more than eighteen months after the Closing Date (provided that any such claim made during such eighteen month period may continue to be prosecuted in accordance with this Agreement after such eighteen month period). The aggregate indemnification liability and obligation of the Purchaser under this Section 7.04 shall not exceed $10,000,000. Notwithstanding anything herein to the contrary, the limitations and restrictions set forth in this Section 7.04(b) shall not apply to Losses that shall result from breaches of agreements or covenants made by the Purchaser or the Guarantor in or pursuant to this Agreement.

                  SECTION 7.05. INDEMNIFICATION PROCEDURES. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

                  (a) A party claiming indemnification under this Article VII (an "Indemnified Party") shall promptly (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim (a "Third Party Claim") asserted against the Indemnified Party by an unrelated third party which could give rise to a right of indemnification under this
Article VII, and (ii) transmit to the Indemnifying Party a written notice (a "Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such Third Party Claim (if any), an estimate of the amount of Losses attributable to the Third Party Claim, if reasonably possible, and the basis of the Indemnified Party's request for indemnification under this Agreement.

                  (b) Within 30 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party
(i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article VII with respect to such Third Party Claim, and (ii) whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

                  (c) If the Indemnifying Party notifies the Indemnified Party within the Election Period that the Indemnifying Party does not dispute its potential liability to the Indemnified Party under this Article VII and that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party. The Indemnifying Party shall have full control of such defense and proceedings including any compromise or settlement thereof; provided that any non-monetary aspect of any settlement shall require the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party (but only if the Indemnified Party is actually entitled to indemnification hereunder or if the Indemnifying Party assumes the defense with respect to the Third Party Claim), to file, during the Election Period, any motion, answer or other pleadings which the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party. If requested by the Indemnifying Party, the Indemnified Party shall, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 7.05 and, except as permitted above, shall bear its own costs and expenses with respect to such participation.

                  (d) If the Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to this Section 7.05, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings. The Indemnified Party shall have full control of such defense and proceedings; provided, however, that the Indemnified Party may not enter into, without the Indemnifying Party's consent (which shall not be unreasonably withheld or delayed) any compromise or settlement of such Third Party Claim. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 7.05, and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

                  (e) In the event an Indemnified Party shall have a claim against an Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not dispute the Indemnity Notice, then the Indemnifying party shall indemnify the Indemnified Party for the total amount of the Losses suffered or incurred by the Indemnified Party, subject to the applicable terms, conditions and limitations set forth in this Article VII.

                  (f) In the event that the Purchaser or the Seller, as the case may be, disputes (i) its potential liability to, or the amount of the potential liability, the other party with respect to a Third Party Claim under this
Article VII, or (ii) its potential liability to, or the amount of the potential liability, the other party with respect to a claim that is not a Third Party Claim, then the Seller and the Purchaser shall attempt in good faith to resolve any disputed matters by negotiation between executives who have the authority to settle and resolve the disputed matters and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement. Any party hereto may give the other party hereto written notice of any dispute not resolved in the normal course of business. Within 30 days after delivery of the written notice, the receiving party shall submit to the other party a written response. The notice and response shall include (i) a statement of each party's position and a summary of the arguments supporting that position, and (ii) the name and title of the executive who shall represent that party and of any other person who shall accompany the executive. Within 30 days after the delivery of the disputing party's notice, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the disputed matters. All reasonable requests for information made by one party to the other shall be honored. All negotiations pursuant to this Section 7.05(f) shall be confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence. If the disputed matters shall not have been resolved as provided above in this Section 7.05(f) hereof, then the Seller and the Purchaser shall thereafter endeavor to settle such dispute by mediation under the then current Center for Public Resources ("CPR") Model Procedure for Mediation of Business Disputes. The neutral third party required by this procedure shall be a lawyer selected by CPR Panels of Neutrals. If the parties encounter difficulty in agreeing on a neutral third party, they shall seek the assistance of CPR in the selection process. If such disagreement has not been resolved by negotiation or mediation within 30 days of the initiation of such procedure, the parties shall finally settle such dispute by binding arbitration conducted expeditiously in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes by a sole arbitrator;

provided, however, that if one party has requested the other to participate in negotiation or mediation and the other has failed to participate, the requesting party may initiate arbitration before expiration of the above period. The sole arbitrator shall be a lawyer selected from the CPR Panels of Neutrals. If the parties encounter difficulty in agreeing on an arbitrator they shall seek the assistance of CPR in the selection process. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the arbitrator may be entered into any court having jurisdiction thereof. The parties shall conduct any mediation or arbitration proceedings pursuant to this Section 7.05(f) in St. Louis, Missouri (if brought by the Purchaser) or in Dallas, Texas (if brought by the Seller), and the arbitrator shall apply the substantive law of Delaware as applicable to the dispute.

                  (g) Notwithstanding the foregoing, if the Purchaser or the Seller, as the case may be, shall have been found by the arbitrator pursuant to this Section 7.05 to be liable to the other party for an amount in excess of $1,000,000 (an "Excess Award"), then the party that shall have been found by the arbitrator to be liable for such Excess Award shall have the right to appeal such Excess Award in accordance with the law of the State of Delaware applicable to appeals of judgments by a court of law.

                  (h) The failure to provide notice as provided in this Section
7.05 shall not excuse any party from its continuing obligations hereunder; however, any claim shall be reduced by the damages resulting from such party's delay or failure to provide notice as provided in this Section 7.05.

                  SECTION 7.06. REMEDIES LIMITED. From and after the Closing Date, the indemnification provisions of this Article VII shall be the sole and exclusive remedy of the parties hereto with respect to any breach of this Agreement; provided, however, that the foregoing shall not prohibit any claim for injunctive or non-monetary equitable relief.

                                  ARTICLE VIII.

                           TERMINATION AND ABANDONMENT

                  SECTION 8.01. TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                  (a) by the mutual consent of the Seller and the Purchaser;

                  (b) by a "Breaching Party" (as defined in Section 8.03 hereof), subject to the terms (including the payment obligations) of Section 8.03; or

                  (c) by the Purchaser, on the one hand, or the Seller, on the other hand, if the Closing shall not have occurred on or before December 31, 1999 or such later date as may be agreed upon by the parties hereto; provided, however, that the right to terminate this Agreement under this Section 8.01(c) shall not be available to any party (a "Defaulting Party") whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date.

                  SECTION 8.02. PROCEDURE AND EFFECT OF TERMINATION. In the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby by any or all of the parties pursuant to
Section 8.01 hereof, written notice thereof shall promptly be given to the other parties to this Agreement and this Agreement (except for this Section and Sections 8.01 and 9.01, which shall continue) shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided in this
Agreement:


                  (a) the parties hereto will promptly redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same; and

                  (b) no party shall have any liability or further obligation to any other party to this Agreement pursuant to this Agreement except as provided in this Article VIII.

                  SECTION 8.03.  PRE-CLOSING BREACH.

                  (a) Between the date hereof and the Closing Date, if as a result of any investigation by any party or any information disclosed to or discovered by such party prior to the Closing Date (other than matters disclosed in the Schedules to this Agreement), such party determines that any representation or warranty of another party hereunder is not true, or that any covenant of another party (in either case, the "Breaching Party") is impracticable or impossible of performance (a "Pre-Closing Breach"), the party making such determination shall use reasonable efforts to communicate the existence of a possible Pre-Closing Breach to the Breaching Party. Promptly after learning of any Pre-Closing Breach, the Breaching Party shall use its best efforts to remedy or cure the same; provided that, in the event the Breaching Party determines that the cost of remedying such Pre-Closing Breach is greater than $100,000 or that such Pre-Closing Breach cannot be remedied prior to the Closing Date, the Breaching Party may terminate this Agreement and all of its obligations hereunder to the other parties hereto by paying all fees, expenses and internal allocated costs of each other party hereto relating to the negotiation, execution or implementation of the acquisition contemplated hereby. Any party entitled to reimbursement for fees, expenses and costs (whether arising before or after the date hereof) shall submit reasonably detailed supporting documentation to the Breaching Party. Except as provided in this
Section 8.03, the Breaching Party shall have no obligation to the other parties hereto as a result of the Breaching Party's breach of this Agreement.

                  (b) Nothing in Section 8.03(a) hereof shall restrict the requirement that the Breaching Party either satisfy or obtain a waiver of all conditions precedent set forth in Sections 6.01 or 6.02 hereof, as the case may be, in order to cause the Purchaser or the Seller, as the case may be, to be obligated to consummate the transactions contemplated hereby.

                  (c) Notwithstanding anything to the contrary set forth in this Agreement, no investigation or acquisition of information (whether actual, alleged, or imputed) by any party hereto shall in any way operate as a waiver of the representations, warranties and covenants made to or for the benefit of such party in this Agreement. In addition to and without limiting the generality of the foregoing, after the Closing Date any actual or alleged failure by any party hereto to disclose a Pre-Closing Breach shall in no way restrict such party from seeking indemnification or any other available remedy hereunder for such Pre-Closing Breach.

                                   ARTICLE IX.

                                  MISCELLANEOUS

                  SECTION 9.01.  EXPENSES, ETC.

                  (a) Subject to Section 9.10 hereof, all costs and expenses, including fees and disbursements of counsel, advisors, accountants, and consultants, incurred in connection with the negotiation, preparation, execution, and delivery of this Agreement and the closing of the transactions contemplated hereby (collectively, the "Expenses), shall be paid by the party incurring such Expenses; provided, however, that the Expenses of the Company shall be borne by the Seller. All transfer, documentary, stamp, and other similar taxes, if any, in connection with the transfer of the Seller's Interest as provided herein shall be borne by the Seller. The Seller and the Purchaser shall divide equally the $45,000 notice application filing fee incurred by the Guarantor in connection with compliance with the HSR Act.

                  (b) The Seller, on the one hand, and the Purchaser, on the other hand, will indemnify the other and hold the other harmless from and against any claims for finders' fees or brokerage commissions in relation to or in connection with such transactions as a result of any agreement or understanding between such indemnifying party and any third party.

                  SECTION 9.02. EXECUTION IN COUNTERPARTS. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  SECTION 9.03. NOTICES. All notices which are required or maybe given pursuant to the terms of this Agreement shall be in writing and shall be sufficient and deemed to be received if (i) delivered personally, (ii) mailed by registered or certified mail, return receipt requested and postage prepaid, or
(iii) sent via a nationally recognized overnight courier service, in each case as follows:

         if to the Purchaser, to:
                                        ACS Enterprise Solutions, Inc.
                                        2828 North Haskell
                                        Dallas, Texas 75204
                                        Attention: John Rexford
                                                   (copy to David Black)
         if to the Guarantor, to:
                                        Affiliated Computer Services, Inc.
                                        2828 North Haskell
                                        Dallas, Texas 75204
                                        Attention:  General Counsel

         if to the Seller, to:
                                        General American Life Insurance Company
                                        700 Market Street, Mail Code H6-2
                                        St. Louis, Missouri 63101
                                        Attention: David J. Stevens, Counsel

         if to the Company, to:
                                        Consultec, LLC
                                        9040 Roswell Road, Suite 700
                                        Atlanta, Georgia 30350
                                        Attention:  Chief Executive Officer

or such other address or addresses as the parties hereto shall have designated by notice in writing to the others.

                  SECTION 9.04. WAIVERS. Either the Seller or the Purchaser may, by written notice to the other, (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement, (ii) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement, (iii) waive compliance with any of the conditions or covenants of the other contained in this Agreement, or (iv) waive performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

                  SECTION 9.05. AMENDMENTS, SUPPLEMENTS, ETC. At any time this Agreement may be amended or supplemented by such additional agreements, articles, or certificates, as may be determined by the parties hereto to be necessary, desirable, or expedient to further the purposes of this Agreement; or to clarify the intention of the parties hereto; or to add to or modify the covenants, terms, or conditions hereof; or to effect or facilitate any governmental approval or acceptance of this Agreement; or to effect or facilitate the filing or recording of this Agreement or the consummation of any of the transactions contemplated hereby. Any such instrument must be in writing and signed by all parties hereto.

                  SECTION 9.06. ENTIRE AGREEMENT. This Agreement, its Exhibits and Schedules and the documents executed on the Closing Date in connection herewith, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

                  SECTION 9.07. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, exclusive of the conflicts of laws provisions thereof.

                  SECTION 9.08. BINDING EFFECT; BENEFITS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

                  SECTION 9.09. ASSIGNABILITY. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto.

         THIS AGREEMENT CONTAINS BINDING ARBITRATION PROVISIONS WHICH MAY BE ENFORCED BY THE PARTIES.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the day and year first above written.

                                        ACS ENTERPRISE SOLUTIONS, INC.
                                        as Purchaser


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        AFFILIATED COMPUTER SERVICES, INC.
                                        as Guarantor


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                        GENERAL AMERICAN LIFE INSURANCE COMPANY
                                        as Seller


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                        CONSULTEC, LLC


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                  EXHIBIT 1.08

                             Form of Promissory Note



                                 PROMISSORY NOTE

$3,976,683                                                    September 30, 1999


         Reference is hereby made to that certain Limited Liability Company Membership Purchase Agreement dated as of the date hereof (the "Purchase Agreement") among ACS ENTERPRISE SOLUTIONS, INC., a Delaware corporation ("Buyer"), AFFILIATED COMPUTER SERVICES, INC., a Delaware corporation ("Parent"), CONSULTEC, LLC, a Delaware limited liability company ("Consultec") and GENERAL AMERICAN LIFE INSURANCE COMPANY, a Missouri corporation ("Seller"). Terms used but not otherwise defined herein have the meanings ascribed to them in the Purchase Agreement.

         This Promissory Note (the "Note") is delivered pursuant to Section 1.08 of the Purchase Agreement.

         FOR VALUE RECEIVED, Buyer hereby promises to pay to the order of Seller the principal sum of $3,976,683, together with interest thereon from the date hereof until payment in full at the rate of 7% per annum payable by Buyer to Seller in full upon the earlier to occur of the following (the "Maturity Date"):
(a) 120 days after the Closing Date; or (b) 3 business days following the date on which all of the following Closing Receivables have been collected in full by
Consultec: (i) State of Colorado systems - $3,800,000, (ii) State of Florida implementation - $2,000,000, and (iii) State of Georgia - $2,000,000. Buyer shall notify Seller in writing promptly upon Buyer's collection of each of the Closing Receivables set forth in the immediately preceding sentence.

         The payment of the principal sum and interest under this Note shall be made by Buyer to Seller in lawful currency of the United States by wire transfer in accordance with the same wire transfer instructions provided by Seller to Buyer in connection with Buyer's payment of the Purchase Price, unless Seller provides Buyer with other written instructions no later than 2 business days prior to the Maturity Date.

         Buyer shall be privileged to prepay at any time, all or any portion of the unpaid principal amount of this Note, with accrued interest on such prepaid amount, but without penalty or premium. All principal prepayments shall be applied to reduce the unpaid principal amount owed under this Note until all of such amount has been paid, and a partial prepayment of principal shall not extend or postpone the due date or change the amount of Buyer's payment due hereunder. The acceptance by Seller of any partial prepayment of principal or interest shall not be held to waive any rights of Seller to enforce prompt payment of any other amounts due under this Note.

         The failure by Buyer to make the payment of principal and interest due hereunder on or prior to the Maturity Date shall constitute a default of Buyer under this Note. In the event of such a default by Buyer, in addition to any other rights and remedies available to Seller under applicable law, Seller is authorized and shall have the right to setoff and apply any amounts due Seller under this Note against any and all amounts that Seller is otherwise obligated to pay Buyer under the Purchase Agreement.

         In the event of a default by Seller under the Purchase Agreement, in addition to any other rights and remedies available to Buyer under the Purchase Agreement, Buyer is authorized and shall have the right to set-off any amounts due Seller under this Note against any and all amounts that Seller is otherwise obligated to pay Buyer under the Purchase Agreement.

         To the full extent permitted by law, Buyer and all endorsers, sureties, guarantors and other persons who may become liable for the payment hereof severally waive demand, presentment, protest, notice of dishonor or nonpayment, notice of protest, and any and all lack of diligence in the enforcement or collection hereof and hereby consent to any renewals, extensions, or other indulgences, and releases of any of them all without notice to any of them.

         In the event that the payment of principal or interest due hereunder shall not be paid on or prior to the Maturity Date, and this Note is placed in the hands of an attorney or attorneys for collection, Buyer promises to pay, in addition to all other amounts otherwise due hereon, the costs and expenses of such collection including without limitation, attorneys' fees and expenses, whether or not arbitration or litigation shall be commenced in aid thereof. The arbitration provisions set forth in Article VII of the Purchase Agreement also shall apply to the resolution of disputes under this Note.

         All provisions of this Note shall bind any permitted successors or assigns of Buyer and shall inure to the benefit of the permitted successors or assigns of Seller. Seller may only assign this Note to an affiliate of Seller and any such assignee shall take this Note subject to Buyer's right of off-set described in the seventh paragraph hereof.

         This Note shall be governed by and construed in accordance with the laws of the State of Delaware.

                                        ACS ENTERPRISE SOLUTIONS, INC.


                                        By:
                                           -------------------------------------
                                        Print Name:
                                                   -----------------------------
                                        Title:
                                              ----------------------------------

Parent hereby acknowledges Buyer's execution and delivery of this Note and Parent's obligations under Section 5.11 of the Purchase Agreement with respect to Parent's guaranty of Buyer's obligations under this Note:

                                        AFFILIATED COMPUTER SERVICES, INC.


                                        By:
                                           -------------------------------------
                                        Print Name:
                                                   -----------------------------
                                        Title:
                                              ----------------------------------

                                 EXHIBIT 6.01(g)

                    Form of Opinion of Counsel to the Seller


                                     [date]





         RE:

Ladies and Gentlemen:

         We have acted as counsel to General American Life Insurance Company, a Missouri corporation (the "Seller") in connection with the execution and delivery of the Limited Liability Company Membership Purchase Agreement dated as of September 30, 1999 (the "Purchase Agreement") among ACS Enterprise Solutions, Inc., a Delaware corporation (the "Purchaser"), Affiliated Computer Services, Inc., a Delaware corporation (the "Guarantor"), Consultec, LLC, a Delaware limited liability company (the "Company") and the Seller. This opinion is delivered to you pursuant to Section 6.01(g) of the Purchase Agreement.

                             [INSERT QUALIFICATIONS]

         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

         1. The Seller is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Missouri.

         2. The Company is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware.

         3. The Purchase Agreement has been duly authorized, executed and delivered by and is the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

         4. Neither the execution, delivery nor performance of the Purchase Agreement by the Seller will violate the Seller's articles of incorporation or any provision of the Seller's bylaws.

         5. The Seller has all requisite power and authority to enter into the Purchase Agreement, to perform all of its obligations thereunder and to consummate the transactions contemplated thereby.

         6. The Seller's Interest (as such term is defined in the Purchase Agreement) will transfer to the Purchaser upon the consummation of the transactions contemplated by the Purchase Agreement.

         Our opinion is rendered solely for your benefit and may not be delivered to, or relied upon by, any other person. Our opinion is based upon a state of facts and the law existing and in effect on the date hereof, and we assume no obligation to revise, supplement or update this opinion in any respect at any time subsequent to the date hereof.

                                             Sincerely,



                                             Lewis, Rice & Fingersh, L.C.

                                 EXHIBIT 6.02(h)

          Form of Opinion of Counsel to the Purchaser and the Guarantor

                                     [date]





         RE:

Ladies and Gentlemen:

         We have acted as counsel to ACS Enterprise Solutions, Inc., a Delaware corporation (the "Purchaser") and Affiliated Computer Services, Inc., a Delaware corporation (the "Guarantor") in connection with the execution and delivery of the Limited Liability Company Membership Purchase Agreement dated as of September 30, 1999 (the "Purchase Agreement") among the Purchaser, the Guarantor, Consultec, LLC, a Delaware limited liability company (the "Company") and General American Life Insurance Company, a Missouri corporation (the "Seller"). This opinion is delivered to you pursuant to Section 6.02(h) of the Purchase Agreement.

                             [INSERT QUALIFICATIONS]

         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

         1. Each of the Purchaser and the Guarantor is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         2. Each of the Purchaser and the Guarantor has all requisite power and authority to own or lease its properties and to carry on its business as now being conducted.

         3. The Purchase Agreement has been duly authorized, executed and delivered by and is the legal, valid and binding obligation of the Purchaser and the Guarantor, enforceable against the Purchaser and the Guarantor in accordance with its terms.

         4. Neither the execution, delivery nor performance of the Purchase Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or any provision of the Purchaser's bylaws.

         5. Neither the execution, delivery nor performance of the Purchase Agreement by the Guarantor will violate the Guarantor's certificate of incorporation or any provision of the Guarantor's bylaws.

         6. Each of the Purchaser and the Guarantor has all requisite power and authority to enter into the Purchase Agreement, to perform all of its obligations thereunder and to consummate the transactions contemplated thereby.

         Our opinion is rendered solely for your benefit and may not be delivered to, or relied upon by, any other person. Our opinion is based upon a state of facts and the law existing and in effect on the date hereof, and we assume no obligation to revise, supplement or update this opinion in any respect at any time subsequent to the date hereof.

                                             Sincerely,



                                             Hughes & Luce, L.L.P.